PROMISSORY NOTE
                   (Secured by Mortgage)


$10,000,000.00                          December  18, 1996
                                        Honolulu, Hawaii


      FOR  VALUE  RECEIVED, the undersigned  (the  "Maker")
promises to pay to CITI BANK, a Hawaii corporation, at  201
Merchant Street, Honolulu, Hawaii 96813, or at such other place as may be designated in writing by the holder of this Note (the "Holder") the principal sum of TEN MILLION AND
NO/100 DOLLARS ($10,000,000.00), or so much hereof as may be advanced pursuant to the Loan Agreement hereinafter referred to, in lawful money of the United States of America with interest on each advance of the principal sum from the date of such advance at a floating rate per annum equal to one-half percentage point (0.5%) higher than the City Bank Base Rate, fluctuating from time to time during the term of this Note. Each change in such interest rate shall take effect at such time as the City Bank Base Rate changes. Interest shall be computed for the actual number of days elapsed, on the basis of a 365 or 366 day year, as the case may be.

       The  "City  Bank  Base  Rate"  is  that  rate  which
corresponds with, and is the same rate as, the  Prime  Rate
("Rate")  published in the Money Rates section of the  West
Coast  Edition of the Wall Street Journal, which is  as  of
December 11, 1996, 8.25%.  The City Bank Base Rate shall be
adjusted  on the same date as, or within three (3) business
days  after,  the Rate changes.  If the Rate ceases  to  be
established and publicly announced, the prime rate of major
money center banks, as published in the Money Rates section
of  the Wall Street Journal, shall be used in lieu thereof.
If  such  prime  rate  is no longer so  published,  then  a
comparable   index  rate  selected  by  City  Bank's   Loan
Administration Section in its sole discretion will be used in lieu thereof.

      Accrued interest in arrears shall be payable  monthly
commencing on January 1st, 1997 and on the 1st day of  each
month  (the "Due Date") thereafter until December 1,  1998,
when all unpaid principal, any cost, and accrued and unpaid
interest shall be due and payable.  Except in the  case  of
an election to the contrary by the Holder in the event of a
default,  all  payments will be applied first to  interest,
then   principal.   The  Maker  may  make  prepayments   of
principal  without a prepayment charge  at  any  time.   By
acceptance of this Note, Holder agrees to provide Maker with a notice or billing not less than five (5) business days after the Due Date (the "Billing Date") stating the amount of interest due on the Due Date and the interest rate or rates applied in calculating the amount due.

     Should any installment required under this Note be not
paid  within  twenty (20) days after the Due  Date,  it  is
recognized by the undersigned that the holder of this  Note
will  incur  extra  expenses  for  handling  of  delinquent
payments,  the  exact amount of such extra  expensed  being
impossible to ascertain, but that a charge of five  percent
(5%)  of  the amount of the delinquent installment payments
would  be  a  fair  and  reasonable  approximation  of  the
expenses  so  incurred  by  the  holder.   Therefore,   the
undersigned shall, in such event, without further notice and without prejudice to the right of the holder of this Note to collect any other amounts provided to be paid hereunder or under any security for this Note, or to declare a default, pay to holder as the holder's sole monetary recovery to cover such expenses incurred in handling delinquent payments, a "late charge" of five percent (5%) of the amount of such delinquent installment payment.

      If  there is a default under Section 11 of  the  Loan
Agreement  then,  and in any such event, the  Holder  shall
have the option to declare the unpaid principal sum of this
Note together with all charges and interest accrued thereon
to  be  immediately  due  and payable,  together  with  any
applicable  prepayment  charge,  and  such  principal  sum,
charges,  interest  and prepayment charge  (if  applicable)
shall  thereupon  become  and be due  and  payable  without
presentment, demand, protest or notice of any kind, all  of
which  are hereby expressly waived, and upon such  maturity
or  acceleration, the unpaid principal balance  shall  bear
interest at the higher 18% per annum or 4% over City Bank's
Base  Rate.   Failure  to exercise this  option  shall  not
constitute  a waiver of the right to exercise the  same  in
the  event of the same or any subsequent default.   In  the
event of any such default, the Holder may, but shall not be required to, apply sums received, first to any fees or charges due and owing to the Holder pursuant to the Loan
Documents, then to principal and then to interest.

      The Maker acknowledges that nonpayment at maturity as
described  in  the  foregoing  paragraph  (whether  or  not
resulting  from  acceleration due to an  event  of  default
under  the Loan Agreement) will cause damages to the Holder
by  reason of the additional expenses incurred in servicing
the  indebtedness evidenced by this Note and by  reason  of
the  loss  to  the Holder of the use of the money  due  and
frustration to the Holder in meeting its other commitments.
The  Maker  further acknowledges that it  is  and  will  be
extremely  difficult  and impracticable  to  ascertain  the
extent  of  such damages caused by such nonpayment  of  any
sums  when  due or resulting from any other such  event  of
default  under  the  Loan  Agreement.   The  Maker  by  its
execution and delivery hereof and the Holder hereof by the acceptance of this Note agree that a reasonable estimate of such damages must be based in part upon the duration of the default and that the rate of interest prescribed above with respect to the amount due and payable upon maturity or acceleration would not unreasonable compensate the Holder for such damages.

      Principal and interest shall be payable in lawful money of the United States of America.

      The Maker promises to pay reasonable attorney's fees and such expenses as are incurred to induce or compel the payment of this Note or any portion of the indebtedness evidenced hereby, whether suit is brought hereon or not.

     Except as otherwise provided herein, the Maker and all
others  who  may  become  liable  for  any  part  of   this
obligation severally waive presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note and consent to any number of renewals or extensions of the time of payment hereof and to any release obligated hereunder or forbearance in the enforcement hereof.

     This Note shall be governed and construed according to the laws of the State of Hawaii.

      This Note is secured by the Loan Documents as defined in that certain Loan Agreement executed concurrently with this Note.

       Notwithstanding  any  provision  to   the   contrary
contained in the Loan Documents, the rate of interest which
the  Maker shall be required to pay to the Holder shall  in
no  event, contingency or circumstances exceed the  greater
of  the  maximum  rate which may be stipulated  by  written
contract  under  the laws of the State  of  Hawaii  or  any
higher  rate which may be permitted under the laws  of  the
State  of  Hawaii.   If, from any circumstance  whatsoever,
performance by the Maker of any obligation under  the  Loan
Documents at the time performance shall be due (including, without limiting the generality of the foregoing, the payment of any fee, charge or expense paid or incurred by the maker which shall be held to be interest), shall involve transcending the limits of validity prescribed by law, then, automatically, such obligation to be performed shall be reduced to the limit of such validity prescribed by law. If, notwithstanding the foregoing limitations, any excess interest shall at the maturity of the Note be determined to have been received, the same shall be deemed to have been held as additional security. The foregoing provisions shall never be superseded or waived and shall control every other provision of all agreements between the Holder and the Maker.

      IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed the date first above written.


                         AMFAC PROPERTY DEVELOPMENT CORP.
                         a Hawaii corporation


                         By___________________________
                          Its Senior Vice President

STATE OF HAWAII               )
                              )SS.
CITY AND COUNTY OF HONOLULU   )

      On  this  18th  day  of  December,  1996,  personally
appeared  Peggy H. Sugimoto, to me personally  known,  who,
being  by  me duly sworn or affirmed did say such person(s)
executed the foregoing instrument as the free act and  deed
of  such  person(s),  and if applicable,  in  the  capacity
shown,   having  been  duly  authorized  to  execute   such
instrument in such capacity.



                         __________________________________
                         Notary Public, State of Hawaii
                          My  Commission Expires: Dec.  29,
1997












     LAND COURT SYSTEM                  REGULAR SYSTEM
-----------------------------------------------------------
---------
Return by Mail ( )  Pickup ( ) To:

     CITY BANK
     201 Merchant Street
     Honolulu, Hawaii  96813
--------------------------------------------------------------------
          TMK:  (1)  9-4-02:4 (portion)


       UNIFORM COMMERCIAL CODE - FINANCING STATEMENT
     -------------------------------------------------


1.    Name  of  Debtor:  AMFAC PROPERTY DEVELOPMENT  CORP.
                         a Hawaii corporation
                         700 Bishop Street, 21st Floor
                         Honolulu, Hawaii  96813

2.   Name of Secured Party:   CITY BANK
                              a Hawaii corporation
                              201 Merchant Street
                              Honolulu, Hawaii  96813

3.    This financing statement cover, and the Debtor hereby
grants  to       the Secured Party a security interest  in,
the  types of items or    property described in Exhibit "B"
attached hereto.

4.    The  Debtor  is the owner of record of  the  property
described in   Exhibit "A" attached hereto.

5. This financing statement also covers proceeds of the collateral.

6.    Check  if applicable ( ):  The above described  goods
are affixed    or are to affixed to:

7.    This  financing statement is to be filed in the  real
estate    records.





DEBTOR:                            SECURED PARTY:

AMFAC PROPERTY DEVELOPMENT CORP.   CITY BANK



By__________________________       By_______________________
    Its   Senior  Vice  President     Its   Vice  President


By__________________________
  Its

                        EXHIBIT "A"


      All of that certain parcel of land (all of the lands described in and covered by Royal Patent Number 592, Land
Commission  Award  Number 60 to T. Hunt,  and  portions  of
Royal  Patent  Grant Number 712 to Kaholo and  Land  Patent
Number 8408, Land Commission Award Number 5930, Apana 1  to
Puhalahua) situate, lying and being at the northerly side of Waipahu Street, at Ahualii, Waikele, District of Ewa,
City and County of Honolulu, State of Hawaii, being Lot  D-
1,  and  thus bounded and described as per survey of Ronald
Casuga, Licensed Professional Land Surveyor, with Community
Planning, Inc., dated --, revised December 1, 1995, to-wit:

      Beginning at the southeast corner of this  parcel  of
land,  on  the  westerly side of Hans  L'Orange  Park,  the
coordinates   if   which  referred  to  Government   Survey
Triangulation Station "Ewa Church" being 1,146.98 feet south and 9,090.13 feet west and running by azimuths measured clockwise from true South:

1.     55          52'        48"   327.79     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

2.     58          10'        30"   849.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

3.     58          00'              341.65     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

4.     117         16'                0.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

5.     70          50'              558.70     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

6.    Thence along remainder of Grant 712 to  Kaholo, on  a
                                              curve to
                                              the right with a
                                              radius  of  548.14 feet,
                                              the  chord azimuth and
                                              distance being:
     183       49'       47"  72.56           feet;

7.     187         37'        30"   121.10    feet   along  remainder
                                              of Grant 712 to Kaholo;

8.  Thence along remainder of Grant 712 to    Kaholo, on  a
                                              curve to
                                              the left with a radius of
                                              598.14 feet,
                                              the  chord azimuth and
                                              distance being:

     177       24'            212.36          feet;

9.   77        10'      30"     5.00          feet along remainder of
                                              Grant 712 to Kaholo;

10.  Thence along remainder of Grant 712 to   Kaholo and Land Patent
                                              8408, Land  Commission
                                              Award 5930, Apana 1 to
                                              Puhalahua,  on  a  curve
                                              to the left with a  radius
                                              of  593.14 feet,the chord
                                              azimuth and distance being:

   156        06'            227.88           feet;

11.  145      01'      30"    97.80           feet   along   remainder
                                              of   Land  Patent 8408,
                                              Land   Commission Award
                                              5930, Apana 1 to
                                              Puhalahua;

12.    173         45'              69.20     feet   along remainder
                                              of   Land  Patent 8408,
                                              Land   Commission  Award
                                              5930, Apana 1 to
                                              Puhalahua;

13.    216         15'             134.00     feet   along remainder
                                              of   Land  Patent 8408,
                                              Land   Commission  Award
                                              5930, Apana 1 to
                                              Puhalahua;

14.    251         50'             665.00     feet   along  remainder
                                              of Grant 712 to
                                              Kaholo (Lot 6);

15.    254         00'             227.65     feet   along  remainder
                                              of Grant 712 to
                                              Kaholo (Lot 6);

16.   322       30'       30"  135.61         feet along Lot  80  of
                                              Waipahu Estates,
                                              Unit 4-A (File Plan
                                              1577);

17.  236       52'            978.09          feet along Lots 80,
                                              79 and 18  of Waipahu Estates,
                                              Unit 4-A (File Plan
                                              1577);

18.    310         07'        57"   195.95    feet along remainder
                                              of Grant 712 to
                                              Kaholo (Lots A and B);

19.    220         07'        57"   150.34    feet   along  remainder
                                              of  Grant  712  to Kaholo
                                              (Lot B);

20.   Thence  along remainder of Grant 712 to Kaholo  (Lot  B), on a curve to the right with a
                                              radius of 320.00  feet,
                                              the chord azimuth   and
                                              distance being:

     223       32'       29"   38.06          feet;

21.  Thence along remainder of Grant 712 to   Kaholo  (Lot  C), on a
                                              curve to the right with
                                              a radius of
                                              42.00  feet,  the chord
                                              azimuth  and distance
                                              being:

     274       03'       09"   61.54          feet;

22.   Thence  along remainder of Grant 712 to Kaholo  (Lot  C), on a curve to the  left
                                              with a radius
                                              of 641.00 feet, the chord
                                              azimuth  and distance being:

     318       21'       54.5"      62.39     feet;

23.  Thence along remainder of Grant 712 to   Kaholo  (Lot  C),  on a
                                              curve to  the left  with
                                              a radius  of  330.00 feet,
                                              the chord
                                              azimuth  and  distance being:

     310       13'       46.5"      61.49     feet;





24.  Thence along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the left with
                                             a radius of
                                             930.00  feet, the
                                             chord azimuth and distance being:

   299       20'       21.5"     179.71     feet;

25. Thence along the southerly side of Paiwa Street, on a curve to the left with  a  radius of
                                             630.00   feet,
                                             the chord azimuth and
                                             distance being:

     280       33'       51"  288.38         feet;

26.  87        18'       27"  258.43         feet along Hans
                                             L'Orange Park;

27.  81        09'       15"   69.06         feet along Hans
                                             L'Orange Park;

28.  63`       27'       30"  392.50         feet along Hans
                                             L'Orange Park;

29.  20        01'            166.35         feet along Hans
                                             L'Orange Park,  to the  point
                                             of beginning and containing an
                                             area   of  34.561 acres,
                                             more or less.

     Being a portion of the real property conveyed to Amfac
Property  Development  Corp.,  a  Hawaii  corporation,   by
Limited  Warranty  Deed  and Reservation  of  Rights  dated
December  16,  1996, recorded in the Bureau of Conveyances,
State of Hawaii, as Document No. 96-176731.

     SUBJECT, HOWEVER, to the following:

     1. Title to all minerals and metallic mines reserved to the State of Hawaii.

      2.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  dated September 26, 1944, recorded in the Bureau  of
Conveyances,  State  of Hawaii, in  Book  1849,  Page  186;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission of electricity, etc., along, across and over a portion of said electricity, etc., along, across and over a portion of said parcel, besides other lands, for a period commencing with the date hereof and ending April 6, 1957, and thereafter from year to year until terminated, said easement being twelve (12) feet wide, six (6) feet on either side of the center line.

      3.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  and  Hawaiian Telephone Company, dated  January  20,
1956,  recorded  in said Bureau, in Book  3088,  Page  223;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission of electricity, etc., over, across, through and within a portion of said parcel, besides other lands, for a period of 60 years commencing on the date hereof, said easement being ten (10) feet wide, extending five (5) feet on either side of the center line.

      4.    Grant  in  favor of Hawaiian Electric  Company,
Inc., dated July 15, 1970, recorded in said Bureau, in Book
7108, Page 319; granting a perpetual right and easement to build, construct, reconstruct, rebuild, repair, maintain and operate a transformer pad, etc., for the transmission and distribution of electricity, etc., over, under, upon, across and through those certain premises as shown on the map attached thereto.

      5. Grant if favor of the City and County of Honolulu, dated January 25, 1971, recorded in said Bureau, in Book 7428, Page 417; granting the right, in the nature of an easement, to construct, install, maintain, operate and repair a roadway.

      6. Easement "3" for temporary access purposes, containing an area of 181,018 square feet, as granted to Amfac Nurseries, Inc., a Hawaii corporation, doing business as "Amfac Nurseries-Hawaii", in unrecorded Lease dated as of January 1, 1978, of which a Short Form is recorded in said Bureau, in Book 12817, Page 576, said easement being more particularly described therein.

      7.    Grant  in  favor  of the  City  and  County  of
Honolulu, dated June 17, 1980, recorded in said Bureau,  in
Book  15220,  Page 264; granting easement  for  the  proper
operation, maintenance, repair, replacement and removal  of
sanitary  sewer  pipelines,  replacement  and  removal   of
sanitary   sewer  pipelines,  facilities  and   appurtenant
equipment under and across a portion of said parcel, said easement being more particularly described as follows:

      All of that certain parcel of land (portion of the land described in and covered by Royal Patent Grant Number
712 to Kaholo) situate, lying and being at Ahualii, Waikele, District of Ewa, City and County of Honolulu,
State of Hawaii, being Easement "L", ten feet wide for sanitary sewer purposes, and thus bounded and described:

      Beginning at the Southeast corner of this easement, the coordinates of which referred to Government Survey
Triangulation Station "Ewa Church" being 1106.63 feet South and 10039.40 feet West and running by azimuths measured clockwise from true south:

1.     56          52'               19.92     feet   along  remainder
                                               of   Grant  712  to
                                               Kaholo;

2.     146         52'               10.00     feet   along remainder
                                               of   Grant  712  to
                                               Kaholo;

3.     236         52'               19.16     feet   along  remainder
                                               of Grant 712 to
                                               Kaholo;

4.    322       30'       30"   10.03          feet along Lot  80 of
                                               Waipahu   Estates Unit
                                               4-A   (File  Plan  1577)
                                               to the point of
                                               beginning and
                                               containing an area of
                                               195  square  feet,  more
                                               or less.

      8.    Grant  in  favor  of the  City  and  County  of
Honolulu,  dated July 9, 1981, recorded in said Bureau,  in
Book  15708, Page 64; granting the right, in the nature  of
an  easement, to be exercised and enjoyed by the  Board  of
Water  Supply,  to  construct, install, maintain,  operate,
replace  and  remove  an  underground  water  pipeline   or
pipelines together with such meters, control cable and other appurtenances, through a portion of Easement "G" for water pipeline purposes.

       9.    Easement  "M"  (10  feet  wide)  for  drainage
purposes, as shown on survey map prepared by Ronald Casuga,
Licensed   Professional  Land  Surveyor,   with   Community
Planning, Inc., dated -, revised December 1,1995.

     10. Floodway zone, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land Surveyor, with
Community  Planning, Inc., dated ---, revised  December  1,
1995.

      11. A 60' roadway setback, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land
Surveyor, with Community Planning, Inc., dated ---, revised
December 1, 1995.

      12. A 60' wide roadway setback line, as shown on survey map prepared by Ronald Casuga, Licensed Professional
Land Surveyor, with Community Planning, Inc., dated ---, revised December 1, 1995.

      13. The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in the Unilateral Agreement and Declaration for Conditional Zoning dated November 6, 1996, recorded in said
Bureau, as Document No. 96-159180.

      14.   The terms and provisions, including the failure
to  comply with any covenants, conditions and reservations,
contained   in   the  Amended  Unilateral   Agreement   and
Declaration for Conditional Zoning dated November 12, 1996, recorded in said Bureau, as Document No. 96-160631.

                        EXHIBIT "B"


FIRST:  All right, title and interest of the Debtor to  all
personal property of any kind including without limitation,
machinery,   equipment,   building  materials,   furniture,
fixtures, furnishings, fittings, attachments, appliances and appurtenances of every kind and nature now fixed or hereafter fixed, placed upon or used in connection with the improvements located on Paiwa Street, Lot D-1, Waipahu,
Hawaii, TMK: (1) 9-4-02-4 (portion).

SECOND:  All  right, title and interest of Debtor  in  sub-
contracts,  escrow  proceeds, deposits,  refunds,  rebates,
security  deposits,  accounts, contract rights,  management
agreements  and any other personal property of  every  kind
and  nature  now or hereafter existing for the improvements
located on Paiwa Street, Lot D-1, Waipahu, Hawaii, TMK  (1)
9-4-02-4 (portion).

THIRD: All right, title and interest of the Debtor in and to rents, leases, subleases and/or concessions and in any contracts affecting the buildings, spaces in buildings and/or in the improvements located on Paiwa Street, Lot D-
1, Waipahu, Hawaii, TMK: (1) 9-4-02-4 (portion)

FOURTH:   All of the Debtor's right, title and interest  in
and to construction contracts and engineering agreements, building permits, other permits, applications, licenses, soil tests, survey, engineering reports, and appraisals used in connection with the subdivision, development and improvements located on Paiwa Street, Lot D-1, Waipahu,
Hawaii, TMK: (1) 9-4-02-4 (portion).















          LAND COURT                         REGULAR SYSTEM
---------------------------------------------------------------------
AFTER RECORDATION, RETURN BY MAIL( ) PICK-UP ( )


---------------------------------------------------------------------

                                          TMK:   (1)   9-4-2:4(Por.)


                         MORTGAGE

1    WORDS USED OFTEN IN THIS MORTGAGE

      1.1   "Mortgage" means this document which  is  dated
December 18, 1996.

      1.2   "Mortgagor"  means AMFAC  PROPERTY  DEVELOPMENT
CORP.,  a  Hawaii corporation, whose address is 700  Bishop
Street, 21st Floor, Honolulu, Hawaii 96813.

      1.3 "Lender" means CITI BANK, a Hawaii corporation, whose address is 201 Merchant Street, Honolulu, Hawaii
96813.

      1.4   "Loan Agreement" means collectively,  the  Loan
Agreement  and  the  Loan Documents,  as  defined  therein,
entered   into   by  and  between  Mortgagor   and   Lender
concurrently with the Note and this Mortgage.

      1.5   "Note"  means  the promissory  note  signed  by
Mortgagor  and  payable to Lender which is dated  the  same
date  as  this  Mortgage and any extensions,  renewals  and
amendments of the Note.  The Note shows that Mortgagor owes
Lender    U.S.    TEN    MILLION   AND    NO/100    DOLLARS
($10,000,000.00),  plus  interest  and   other   applicable
charges.

      1.6   "Property" means the fee simple  real  property
located on Paiwa Street, Lot D-1, Waipahu, Hawaii, which is
more  particularly described in Exhibit "A" attached hereto
and  incorporated herein by this reference.   The  Property
includes  the  other  property that is described  below  in
Section 3.

      1.7  "Hazardous Materials" means and includes any and
all radioactive materials, asbestos organic compounds known
as  polychlorinated  biphenyls, chemicals  known  to  cause
cancer  or reproductive toxicity, pollutants, contaminants,
hazardous  wastes, toxic substances, and any and all  other
substances  or  materials defined as  or  included  in  the
definition  of "hazardous substances," "hazardous  wastes",
"hazardous materials", or "toxic substances" under, or  for
the   purposes  of,  all  federal,  state  or  local  laws,
ordinances  or  regulations, now or  hereafter  in  effect,
relating to environmental conditions, industrial hygiene or
Hazardous   Materials  on,  within,  under  or  about   the
Property,  including, without limitation, the Comprehensive
Environmental Response, Compensation and Liability  Act  of
1980,  as  amended, 42 U.S.C. Section 9601,  et  seq.,  the
Resource     Conservation    and    Hazardous     Materials
Transportation Act, 49 U.S.C. Section 1801,  et  seq.,  the
Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean
Air  Act,  42  U.S.C.  Section 7401,  et  seq.,  the  Toxic
Substances  Control  Act, 15 U.S.C. Sections  2601  through
2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar state or local laws or ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

2    MORTGAGOR'S TRANSFER TO LENDER RIGHTS IN THE PROPERTY

      Mortgagor mortgages, grants and conveys the  Property
to  Lender  subject  to the terms of this  Mortgage.   This
means  that, by signing this Mortgage, Mortgagor is  giving
Lender those rights that are stated in this Mortgage and also those rights the law gives to lenders who hold mortgages on real property. Mortgagor is giving Lender these rights to protect Lender from possible losses that might result if Mortgagor does not:

     2.1 Pay all the amounts that Mortgagor owes Lender as stated in the Note;

      2.2 Pay, with interest, any amounts that Lender spends under this Mortgage to protect the value of the Property and Lender's rights in the Property;

      2.3 Pay for any damages sustained by Lender arising from Mortgagor failing to perform under any of the terms or covenants in the Loan Agreement;

       2.4 Keep all of the Mortgagor's promises and agreements under this Mortgage.


3    DESCRIPTION OF THE PROPERTY

     Mortgagor gives to Lender all of Mortgagor's rights in the following Property;

      3.1   The Property which is described in Section  1.6
above  which has the legal description set forth in Exhibit
"A" attached hereto;

      3.2 All buildings and other improvements that are located on the Property or included in the Property described in Section 1.6 above;

      3.3 All easements, rights and appurtenances attached to the Property;

      3.4 All rents or royalties arising from or relating to the Property;

      3.5 To the extent permitted by law, all profits, water and water rights that are part of the Property;

      3.6 All rights that Mortgagor has in the land which ties in the streets or roads in front of, or next to, the Property;

      3.7 All fixtures that are now or in the future will be on the Property, and all replacements of and additions to those fixtures;

      3.8 All rights that Mortgagor has in any insurance proceeds or condemnation proceeds, (but only to the extent provided in Section 8) which are described in this Mortgage and any other right described in this Mortgage;

      3.9 All of the rights and property described in subsections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 of this Section
3 that Mortgagor acquires in the future;

      3.10 All replacements of or additions to the property described in subsections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 of this Section 3.


4     MORTGAGOR'S  OWNERSHIP  OF  THE  PROPERTY,  RIGHT  TO
MORTGAGE AND   WARRANTY TO LENDER

      Mortgagor covenants and promises that: (A) Mortgagor lawfully owns the Property; (B) Mortgagor has the right to mortgage, grant and convey the Property to Lender; and (C) there are no outstanding claims or charges against the Property other than claims and charges of record or which has been disclosed to and approved by Lender in writing.
Mortgagor is fully responsible for any losses which Lender may suffer if someone other than Mortgagor has any of the rights in the Property which Mortgagor promises and agrees that it has. Mortgagor promises that it will defend its ownership of the Property against any claims of such rights.


5    STANDARD COVENANTS AND PROMISES

     Mortgagor covenants, promises and agrees as follows:

      5.1 Mortgagor will promptly pay to Lender when due principal and interest under the Note and any penalties and late charges and prepayment charges (if any) as stated in the Note.

      5.2 Unless the law requires otherwise, Lender will apply each of Mortgagor's payments under the note in the order set forth and described in the Note.

     5.3  Mortgagor will pay all taxes, assessments and any
other charges and fines that may be imposed on the Property
and that may be superior to this Mortgage.
      5.4  Any claim, demand or charge that is made against
the  Property because an obligation has not been  fulfilled
is  know as a "lien."  Mortgagor agrees to promptly pay  or
satisfy all lines against the Property that may be superior
to  this  Mortgage except for those listed on  Exhibit  "A"
attached  hereto.  However, this Mortgage does not  require
Mortgagor  to  satisfy a superior lien  if:  (1)  Mortgagor
agrees  to  pay  the  obligation which  gave  rise  to  the
superior  lien and Lender approves in writing, the  way  in
which  Mortgagor has agreed to pay that obligation; or  (2)
Mortgagor, in good faith, argues or defends and bonds, if required by Lender, against the superior lien in a lawsuit so that, during the lawsuit, the superior lien may not be enforced and no part of or any rights in the Property must be given up.

      5.5 Mortgagor will not commit waste of the Property and will not take any action with respect to the Property which would impair its value, provided however, that Mortgagor may demolish any structures or improvements existing on the Property on the date of this Mortgage.

      5.6 Mortgagor will maintain in effect a blanket policy of Commercial General Liability insurance, naming
Lender as an additional insured with aggregate limits of not less than $5,000,000.

     THIS MORTGAGE SERVES AS WRITTEN NOTICE TO THE BORROWER
AND  MORTGAGOR  THAT  BORROWER AND MORTGAGOR  ARE  FREE  TO
PROCURE  ANY INSURANCE REQUIRED BY THIS MORTGAGE, THE  LOAN
AGREEMENT,  OR  ANY  OTHER  SECURITY  INSTRUMENT  FROM  ANY
INSURANCE COMPANY AUTHORIZED TO DO BUSINESS IN THE STATE OF
HAWAII.


6    LENDER'S RIGHT TO TAKE ACTION TO PROTECT THE PROPERTY

      If:  (A)  Mortgagor does not keep  its  promises  and
agreements made in this Mortgage, or (B) someone, including
Mortgagor, begins a legal proceeding that may significantly
affect  Lender's  rights  in the  Property  (such  as,  for
example, a legal proceeding in bankruptcy, in probate,  for
condemnation,  to enforce laws or regulations,  foreclosure
on  a mortgage or lien affecting the Property), then Lender
may  do  an  pay for whatever is necessary to  protect  the
value  of  the Property and Lender's rights in the Property
after  thirty  (30) days prior written notice  to  Borrower
that  it  intends  to take such action.   Lender's  actions
under this Section 6 may include, for example, appearing in court, paying reasonable attorney's fees and court costs, and entering on the Property to make repairs.

      Mortgagor  will  pay  to  Lender  any  amounts,  with
interest, which Lender spends under this Section  6.   This
Mortgage will protect Lender in case Mortgagor does not keep this promise to pay those amounts with interest.

     Mortgagor will pay those amounts to Lender when Lender
sends  Mortgagor  a  notice  requesting  that  it  do   so.
Mortgagor  will pay interest on those amounts at  the  same
rate  stated in the Note.  However, if payment of  interest
at  that  rate  would violate the law, Mortgagor  will  pay
interest on the amounts spent by Lender under this  Section
6  at  the  highest rate that the law allows.  Interest  on
each amount will begin on the date that the amount is spent
by  Lender.   However, Lender and Mortgagor  may  agree  in
writing to terms of payment that are differences from those in this Section 6. At the election of Lender, the amount spent by Lender under this Section 6 may be added to the Note.

      Although Lender may take action under this Section 6, Lender does not have to do so.


7    LENDER'S RIGHT TO INSPECT THE PROPERTY

      Lender, and other authorized by Lender, may enter  on
and   inspect  the  Property.   Lender  will  conduct   its
inspections in a reasonable manner and at reasonable times.
Before one of those inspections is make, Lender will provide Mortgagor with notice stating a reasonable purpose for the inspection.


8    AGREEMENTS ABOUT CONDEMNATION OF THE PROPERTY

      Mortgagor gives to Lender its right: (A) to  proceeds
of   all  awards  or  claims  for  damages  resulting  from
condemnation or other governmental taking of the  Property;
and  (B)  to proceeds from a sale of the Property  that  is
made to avoid condemnation, but only if, in either case, as
a  result  of the condemnation, the loan to value ratio  of
the  remaining balance of the loan to the fair market value
of the remaining Property is more than sixty percent (60%).
Mortgagor may at its option (i) elect to waive any right to
condemnation  proceeds notwithstanding the  loan  to  value
ration after condemnation, and if Mortgagor so elects,  all
condemnation  proceeds shall be paid to Lender  and  Lender
shall  have  no  further rights against Borrower,  or  (ii)
obtain a current appraisal at its sole expense, and  if  it
is  determined by Lender in its reasonable discretion after
review  of such appraisal, that the loan to value ratio  is
more  than  sixty (60%) after the condemnation,  then  such
portion  of the condemnation proceeds necessary  to  reduce
the balance of the loan to an amount which is sixty percent
(60%)  of  the  then  fair market value  of  the  remaining
Property  shall be paid to Lender, and Lender  shall  apply
the  net  proceeds  toward the payment of  the  Note.   Any
remaining proceeds will be paid to the Mortgagor.

9    CONTINUATION OF MORTGAGOR'S OBLIGATION

      If Mortgagor transfers or conveys all or any part  of
the   Property,  that  person  to  whom  the  property   is
transferred or conveyed and Mortgagor will both be fully obligated under this Mortgage unless otherwise agreed in writing between the Lender and Mortgagor.





10   CONTINUATION OF LENDER'S RIGHTS

      Even if Lender does not exercise or enforce any right of Lender under this Mortgage or under the law, Lender will still have all of those rights and may exercise and enforce them in the future. Even if Lender obtains insurance, pays taxes, or pays other claims, charges or liens against the Property, Lender will still have the right under Section 15 below, to demand that Mortgagor pay in full the amount that Mortgagor owes to Lender under the Note, Loan Agreement and under this Mortgage.

11    LENDER'S ABILITY TO ENFORCE MORE THAN ONE OF LENDER'S
RIGHTS

      Each of Lender's rights under this Mortgage are separate. Lender may exercise and enforce one or more of those rights, as well as any of Lender's other rights under the law, one at a time, all at once and at any time.

12    OBLIGATIONS OF MORTGAGOR AND OF PERSONS  TAKING  OVER
MORTGAGOR'S    RIGHTS OR OBLIGATIONS; AGREEMENTS CONCERNING
CAPTIONS

      Any  person  who  takes  over Mortgagor's  rights  or
obligations   under  this  Mortgage  will   have   all   of
Mortgagor's liabilities and rights and will be obligated to keep all of Mortgagor's covenants, promises and agreements made in this Mortgage. Any person who takes over Lender's rights or obligations under this Mortgage will have all of Lender's rights and will be obligated to keep all of Lender's convenience, promises and agreements.

13    AGREEMENTS  ABOUT GIVING NOTICES REQUIRED  UNDER  THE
MORTGAGE

      Unless the law requires otherwise, any notice that must be given under this Mortgage will be given by delivering it or by mailing it addressed to the respective parties at the address stated in Section 1 above. A notice will be delivered or mailed to Mortgagor at a different address if Mortgagor gives Lender written notice of a different address. Any notice that must be given to Lender under this Mortgage will be given by mailing it to Lender's address stated in Section 1. A notice will be mailed to Lender at a different address if Lender gives Mortgagor notice of the different address. A notice required by this Mortgage is given when it is mailed (postage prepaid) or when it is delivered according to the requirements of this
Section 13.

14     AGREEMENTS  ABOUT  LENDER'S  RIGHTS   IF   MORTGAGOR
TRANSFERS THE  PROPERTY

      If any of the Property described in this Mortgage  is
conveyed or assigned by Mortgagor to any other party except
as  hereinafter set forth in this Section 14,  then  unless
the  Lender  consents  in  writing  to  the  conveyance  or
assignment,  the  Note shall become due  at  once,  at  the
option  of the Lender (any provision to the contrary herein
notwithstanding), and any delay on the part of  the  Lender
to  demand  Immediate Payment in full shall  not  prejudice
Lender's rights.  For the purposes of this Section 14,  the
phrase  "conveyance  or  assignment"  shall  be  deemed  to
include   the  voluntary  or  involuntary  dissolution   or
termination of the Mortgagor.  Mortgagor may make transfers
of  the Property directly or indirectly as provided in  the
following  subparagraphs a. and b. with the  prior  written
consent  of  Lender, which consent will not be unreasonably
withheld,  and will be given or denied within  twenty  (20)
days of a written request from Mortgagor, or be deemed given if Lender has responded to the request for consent within said 20-day period:

           a.    a  transfer its assets to a subsidiary,  a
parent,   a   subsidiary  of  its  parent,  an   affiliated
corporation, limited liability company or partnership, or to a corporation under common control with its parent or another subsidiary; or

           b. a transfer its assets by way or merger to a corporation or limited liability company which is an affiliate of Borrower or its parent, or with which its parent consolidates or pools its assets.

      Notwithstanding the foregoing, Lender will  not  have
the  right to require Immediate Payment in Full as a result
of   certain  transfers.   Those  transfers  are:  (i)  the
creation of liens or other claims against the Property that are inferior to this Mortgage with the prior written consent of Lender; or (ii) leasing the Property for a term of one year or less, as long as the lease does not include an option to purchase the Property.

15    LENDER'S  RIGHTS IF MORTGAGOR FAILS TO KEEP  PROMISES
AND  AGREEMENTS

      If  there is a default under Section 11 of  the  Loan
Agreement,  Lender  may require that Mortgagor  immediately
pay the entire amount then remaining unpaid under the Note,
Loan Agreement and under this Mortgage.  Lender may do this
without  making  any  further  demand  for  payment.   This
requirement will be called "Immediate Payment in Full."  If
Lender requires Immediate Payment in Full, Lender may bring a lawsuit to take away all of Mortgagor's remaining rights in the Property and to have Property sold. At this sale
Lender or another person may acquire the Property. This is known as "foreclosure and sale." In any lawsuit for foreclosure and sale, Lender will have the right to collect all of Lender's reasonable attorney's fees and costs allowed by law and any fees and costs expended by Lender under the terms of this Mortgage. At the election of Lender, Lender may foreclose on the Property by a power of sale as provided in Section 667-5, Hawaii Revised Statutes, as amended.

16    LENDER'S RIGHTS TO RENTAL PAYMENTS FROM THE  PROPERTY
AND TO TAKE    POSSESSION OF THE PROPERTY

      As additional protection for Lender, Mortgagor gives to Lender all of its rights to any rental payments from the Property. However, until default under Section 11 of the Loan Agreement, or until Mortgagor abandons the Property, Mortgagor has the right to collect and keep those rental payments as they become due. Mortgagor warrants that it is has not given any of its rights to rental payments from the Property to anyone else (except as acknowledged in writing by Lender), and Mortgagor will not do so without Lender's consent in writing.

      If  there is a default under Section 11 of  the  Loan
Agreement,  or  if  Mortgagor abandons the  Property,  then
Lender,  persons authorized by Lender or receiver appointed
by  a court at Lender's request may: (A) collect the rental
payments, including overdue rental payments, directly  from
the  tenants;  (B)  enter  on and take  possession  of  the
Property; (C) manage the Property; and (D) sign, cancel and
change  leases.   Mortgagor agrees that if Lender  notifies
the tenants that Lender has the right to collect rental payments directly from them under this Section 16, the tenants may make those rental payments to Lender without having to verify whether Mortgagor has failed to keep its promises and agreements under this Mortgage.

      All  rental  payments collected by  Lender  or  by  a
receiver, other than the rent paid by Mortgagor under  this
Section,  will be first used to pay the costs of collecting
rental payments and of managing the Property.  If any  part
of  the rental payment remains after those costs have  been
paid if full, the remaining part will be used to reduce the
amount  that Mortgagor owes to Lender under the Note,  Loan
Agreement  and under this Mortgage.  The costs of  managing
the  Property may include the rental agent fees, receiver's
fees, reasonable attorney's fees, the cost of any necessary
bonds,  and  any  reimbursement of  rent  and  deposits  to
tenants.   Lender  and the receiver will  be  obligated  to
account only for those rental payments that they actually receive.

      Notwithstanding the foregoing, Mortgagor agrees  that
it  will not anticipates for more than one month any  rents
that  may  be  collectible under any leases  affecting  the
Property.   Additionally,  Mortgagor  shall  perform  every
obligation of the lessor and shall enforce every material obligation of the lessee in every lease affecting the Property.

17   ELECTION OF REMEDIES

      Lender  has the right to enforce one or more remedies
hereunder,  or  any  other  remedy  the  Lender  may   have
including  any remedies it has in the Note, Loan Agreement,
or  Loan  Documents  (as  defined in  the  Loan  Agreement)
successively  or  concurrently  including  the   right   to
foreclose  the  lien of this Mortgage  or  to  enforce  the
assignment  of rents herein mentioned with respect  to  any
portion of the Property, without thereby impairing the lien
or  security  interest  created by  this  Mortgage  on  the
remainder  of the Property or affecting the other  remedies
of  Lender  available  with respect thereto  or  any  other
remedies  available  in the Note, Loan  Agreement  or  Loan
Documents (as defined in the Loan Agreement).
18   HAZARDOUS WASTE

     18.1 Representations

      Mortgagor represents and warrants to Lender that  the
Property has never been used as a dump site or storage site
(whether   permanent  or  temporary)  for   any   Hazardous
Materials or has any Hazardous Materials ever been disposed on the Property to the best of Mortgagor's knowledge after due and diligent inquiry, except as disclosed in those certain Environmental Site Assessments, (Phase I dated
August  26, 1996 covering Parcel "A" as identified therein;
Phase II dated November 20, 1996 covering Parcel "B" as identified therein; Phase I dated August 26, 1996 covering
Parcel "C" as identified therein, and that certain letter dated October 7, 1996 BES Job No. 4815) prepared by Brewer
Environmental Services.

     18.2 Positive Covenants

           a.    Mortgagor  covenants to  Lender  that  the
Mortgagor  will  not  use,  generate,  manufacture,  treat,
handle,   refine,   produce,  process,  store,   discharge,
release, dispose of or allow to exist on, within, under or about the Property, any Hazardous Material, except in full compliance with all applicable Hazardous Materials laws.

           b. If the Mortgagor at any time becomes aware of any discharge of any Hazardous Material whether by Mortgagor or any prior owner or user of the Property or of any claim affecting Hazardous Materials in respect of the Property, the Mortgagor will immediately advise Lender thereof, in writing, and provide to Lender such detailed reports thereof as may be reasonably requested by Lender.
Upon such discovery, Mortgagor shall cease to allow any further discharge and/or shall cause the Hazardous Material to be removed and/or abated. Lender shall have the right to join and participate in, as a party if it so elects, any settlements, remedial actions, legal proceedings or actions initiated in respect of any Hazardous Material claims.

           c.    If  Lender  reasonably believes  that  the
Property  has  been  contaminated after recording  of  this
Mortgage,  then  if requested by Lender,  Mortgagor  (or  a
third   party  designated  by  Lender)  shall  conduct   an
environmental audit of the Property to verify the existence
or  non-existence  of Hazardous Materials.   All  cost  and
expenses of any such audit shall be paid by Mortgagor.

     18.3 Indemnification

      Mortgagor will indemnify Lender against and hold  the
Lender  harmless  from  all costs and  expenses  (including
reasonable  attorney's  fees), losses,  damages  (including
foreseeable  or  unforeseeable consequential  damages)  and
liabilities incurred by Lender which may arise  out  of  or
may  be directly or indirectly attributable to (1) the use,
generation,  manufacture,  treatment,  handling,  refining,
production,   processing,  storage,   release,   discharge,
disposal or presence of any Hazardous Material on,  within,
under or about the Property, (2) Lender's investigation and
handling  (including  the  defense)  of  any  formal  legal
proceedings  shall have been commenced in  respect  thereof
(3)  any expenditures made by Lender in connection with the
removal,   abatement  or  containment  of   any   Hazardous
Materials  on,  within,  or under  the  Property,  and  (4)
Lender's enforcement of this Section 18, whether or not suit is brought therefor.

      The provisions of this Section 18 shall survive the repayment of the indebtedness secured by this Mortgage; any foreclosure of this Mortgage; and any deed (or assignment) of the Property in lieu of foreclosure.

19    LENDER'S OBLIGATION TO DISCHARGE OR PARTIALLY RELEASE
THIS M    MORTGAGE

     19.1 Payment in Full.

      When Lender has been paid all amounts due under the Note, Loan Agreement and under this Mortgage, Lender will discharge this Mortgage by delivering a certificate stating that this Mortgage has been satisfied. Mortgagor will not be required to pay Lender for the discharge, but Mortgagor will pay all reasonable costs of preparing the discharge and recording the discharge in the proper official records.

     19.2 Partial Payment.

      If  Mortgagor pays to Lender the sum of FOUR  MILLION
AND NO/DOLLARS ($4,000,000.00), then Lender will release from the lien of this Mortgage, that portion of the Property to be known as Lot 1-A, resulting from the consolidation and resubdivision of the Property and Lot D-2 and containing 14.240 acres, more or less.

20   NO WAIVER

     The failure on the part of Lender to insist and demand upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof and Lender, notwithstanding any such failure, shall have the right thereafter to insist and demand upon the strict performance of Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.

21   SEVERABILITY

      If  any  term  or provision of this Mortgage  or  the
application   thereof   to  any   person   or   entity   or
circumstances   shall   to  any  extent   by   invalid   or
unenforceable, the remainder to this Mortgage, or the application of such term or provision to persons or entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.




22   NO RELEASE OF LIABILITY

     Mortgagor hereby agrees and Lender hereby reserves the right to release any security or collateral securing the loan including any guarantor(s) without notice to, or the consent or approval of the Mortgagor, which release, if any, shall not impair or in any manner affect the validity or priority of this Mortgage on the Property, nor act as a release of the full performance of all covenants and provisions contained herein, provided however, that no such release shall impair or limit the right of Mortgagor to a partial release as provided in Section 19.2 above.

23   DESTRUCTION OF NOTE

      In  the  event  the  original  Note  shall  be  lost,
mutilated  or destroyed, Mortgagor will upon receipt  of  a
written  request from Lender and including an affidavit  of
an   authorized  officer  of  Lender  certifying  that  the
original Note was lost, mutilated or destroyed, execute a substitution of the Note containing the same terms and conditions as the old Note with a notation thereon of the then outstanding principal balance.

24   GOVERNING LAW

      This Mortgage shall be governed by the laws of the State of Hawaii.

      By signing this Mortgage, Mortgagor agrees to all of the above.

                              MORTGAGOR:

                               AMFAC  PROPERTY  DEVELOPMENT  CORP.
                              a Hawaii corporation



                              By_______________________________
                              its Senior Vice President

STATE OF HAWAII               )
                              )SS.
CITY AND COUNTY OF HONOLULU   )

      On this 18th day of December, 1996, personally appeared Peggy H. Sugimoto, to me personally known, who being by me duly sworn or affirmed did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.


                             ________________________________
                             Notary  Public,  State   of Hawaii
                             My Commission Expires Dec 29, 1997

                        EXHIBIT "A"


      All of that certain parcel of land (all of the lands described in and covered by Royal Patent Number 592, Land
Commission  Award  Number 60 to T. Hunt,  and  portions  of
Royal  Patent  Grant Number 712 to Kaholo and  Land  Patent
Number 8408, Land Commission Award Number 5930, Apana 1  to
Puhalahua) situate, lying and being at the northerly side of Waipahu Street, at Ahualii, Waikele, District of Ewa,
City and County of Honolulu, State of Hawaii, being Lot  D-
1,  and  thus bounded and described as per survey of Ronald
Casuga, Licensed Professional Land Surveyor, with Community
Planning, Inc., dated --, revised December 1, 1995, to-wit:

      Beginning at the southeast corner of this  parcel  of
land,  on  the  westerly side of Hans  L'Orange  Park,  the
coordinates   if   which  referred  to  Government   Survey
Triangulation Station "Ewa Church" being 1,146.98 feet south and 9,090.13 feet west and running by azimuths measured clockwise from true South:

1.     55          52'        48"   327.79     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

2.     58          10'        30"   849.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

3.     58          00'              341.65     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

4.     117         16'                0.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

5.     70          50'              558.70     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

6.    Thence along remainder of Grant 712 to   Kaholo, on  a
                                               curve to
                                               the right with a
                                               radius  of  548.14 feet,
                                               the  chord azimuth and
                                               distance being:
     183       49'       47"  72.56            feet;

7.     187         37'        30"   121.10     feet   along  remainder
                                               of Grant 712 to Kaholo;

8.  Thence along remainder of Grant 712 to     Kaholo, on  a
                                               curve to the left with
                                               a radius of 598.14 feet,
                                               the  chord azimuth and
                                               distance being:

     177       24'            212.36           feet;

9.   77        10'      30"     5.00           feet along remainder of
                                               Grant 712 to
                                               Kaholo;

10.  Thence along remainder of Grant 712 to    Kaholo and Land Patent
                                               8408, Land  Commission
                                               Award 5930, Apana 1 to
                                               Puhalahua,  on  a  curve
                                               to the left with a  radius
                                               of  593.14 feet,the chord
                                               azimuth and distance being:

   156        06'            227.88            feet;

11.  145      01'      30"    97.80            feet   along   remainder
                                               of   Land  Patent 8408,
                                               Land   Commission Award
                                               5930, Apana 1 to
                                               Puhalahua;

12.    173         45'              69.20      feet   along remainder
                                               of   Land  Patent 8408,
                                               Land   Commission  Award
                                               5930, Apana 1 to
                                               Puhalahua;

13.    216         15'             134.00      feet   along remainder
                                               of   Land  Patent 8408,
                                               Land   Commission  Award
                                               5930, Apana 1 to
                                               Puhalahua;

14.    251         50'             665.00      feet   along  remainder
                                               of Grant 712 to
                                               Kaholo (Lot 6);

15.    254         00'             227.65      feet   along  remainder
                                               of Grant 712 to
                                               Kaholo (Lot 6);

16.   322       30'       30"  135.61          feet along Lot  80  of
                                               Waipahu Estates,
                                               Unit 4-A (File Plan
                                               1577);

17.  236       52'            978.09           feet along Lots 80,
                                               79 and 18 of Waipahu Estates,
                                               Unit 4-A (File Plan
                                               1577);

18.    310         07'        57"   195.95     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lots A and B);

19.    220         07'        57"   150.34     feet   along  remainder
                                               of  Grant  712  to Kaholo
                                               (Lot B);

20.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  B), on a curve to the right with
                                               a radius of 320.00  feet,
                                               the chord azimuth   and
                                               distance being:

     223       32'       29"   38.06           feet;

21.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the right with
                                               a radius of
                                               42.00  feet,  the chord
                                               azimuth  and distance being:

     274       03'       09"   61.54           feet;

22.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the  left  with
                                               a radius of 641.00 feet,
                                               the chord
                                               azimuth  and distance being:

     318       21'       54.5"      62.39      feet;

23.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C),  on a curve to  the left  with
                                               a radius  of  330.00 feet,
                                               the chord
                                               azimuth  and  distance being:

     310       13'       46.5"      61.49      feet;





24.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the left with
                                               a radius of 930.00  feet,
                                               the  chord azimuth and
                                               distance being:

   299       20'       21.5"     179.71        feet;

25.   Thence along the southerly side of Paiwa Street, on a curve to the left with a radius of 630.00 feet,
                                               the chord azimuth and
                                               distance being:

     280       33'       51"     288.38        feet;

26.  87        18'       27"  258.43           feet along Hans
                                               L'Orange Park;

27.  81        09'       15"   69.06           feet along Hans
                                               L'Orange Park;

28.  63`       27'       30"  392.50           feet along Hans
                                               L'Orange Park;

29.  20        01'            166.35           feet along Hans
                                               L'Orange Park,  to the  point
                                               of beginning and containing an
                                               area   of  34.561 acres,
                                               more or less.

     Being a portion of the real property conveyed to Amfac
Property  Development  Corp.,  a  Hawaii  corporation,   by
Limited  Warranty  Deed  and Reservation  of  Rights  dated
December  16,  1996, recorded in the Bureau of Conveyances,
State of Hawaii, as Document No. 96-176731.

     SUBJECT, HOWEVER, to the following:

     1. Title to all minerals and metallic mines reserved to the State of Hawaii.

      2.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  dated September 26, 1944, recorded in the Bureau  of
Conveyances,  State  of Hawaii, in  Book  1849,  Page  186;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission of electricity, etc., along, across and over a portion of said electricity, etc., along, across and over a portion of said parcel, besides other lands, for a period commencing with the date hereof and ending April 6, 1957, and thereafter from year to year until terminated, said easement being twelve (12) feet wide, six (6) feet on either side of the center line.

      3.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  and  Hawaiian Telephone Company, dated  January  20,
1956,  recorded  in said Bureau, in Book  3088,  Page  223;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission of electricity, etc., over, across, through and within a portion of said parcel, besides other lands, for a period of 60 years commencing on the date hereof, said easement being ten (10) feet wide, extending five (5) feet on either side of the center line.

      4.    Grant  in  favor of Hawaiian Electric  Company,
Inc., dated July 15, 1970, recorded in said Bureau, in Book
7108, Page 319; granting a perpetual right and easement to build, construct, reconstruct, rebuild, repair, maintain and operate a transformer pad, etc., for the transmission and distribution of electricity, etc., over, under, upon, across and through those certain premises as shown on the map attached thereto.

      5. Grant if favor of the City and County of Honolulu, dated January 25, 1971, recorded in said Bureau, in Book 7428, Page 417; granting the right, in the nature of an easement, to construct, install, maintain, operate and repair a roadway.

      6. Easement "3" for temporary access purposes, containing an area of 181,018 square feet, as granted to Amfac Nurseries, Inc., a Hawaii corporation, doing business as "Amfac Nurseries-Hawaii", in unrecorded Lease dated as of January 1, 1978, of which a Short Form is recorded in said Bureau, in Book 12817, Page 576, said easement being more particularly described therein.

      7.    Grant  in  favor  of the  City  and  County  of
Honolulu, dated June 17, 1980, recorded in said Bureau,  in
Book  15220,  Page 264; granting easement  for  the  proper
operation, maintenance, repair, replacement and removal  of
sanitary  sewer  pipelines,  replacement  and  removal   of
sanitary   sewer  pipelines,  facilities  and   appurtenant
equipment under and across a portion of said parcel, said easement being more particularly described as follows:

      All of that certain parcel of land (portion of the land described in and covered by Royal Patent Grant Number
712 to Kaholo) situate, lying and being at Ahualii, Waikele, District of Ewa, City and County of Honolulu,
State of Hawaii, being Easement "L", ten feet wide for sanitary sewer purposes, and thus bounded and described:

      Beginning at the Southeast corner of this easement, the coordinates of which referred to Government Survey
Triangulation Station "Ewa Church" being 1106.63 feet South and 10039.40 feet West and running by azimuths measured clockwise from true south:

1.     56          52'          19.92   feet   along  remainder
                                        of   Grant  712  to
                                        Kaholo;

2.     146         52'          10.00   feet   along remainder
                                        of   Grant  712  to
                                        Kaholo;

3.     236         52'          19.16   feet   along remainder
                                        of Grant 712 to
                                        Kaholo;

4.     322         30'   30"    10.03   feet along Lot  80  of
                                        Waipahu   Estates Unit
                                        4-A   (File  Plan 1577)
                                        to the point of beginning and
                                        containing an area of
                                        195  square  feet, more
                                        or less.

      8.    Grant  in  favor  of the  City  and  County  of
Honolulu,  dated July 9, 1981, recorded in said Bureau,  in
Book  15708, Page 64; granting the right, in the nature  of
an  easement, to be exercised and enjoyed by the  Board  of
Water  Supply,  to  construct, install, maintain,  operate,
replace  and  remove  an  underground  water  pipeline   or
pipelines together with such meters, control cable and other appurtenances, through a portion of Easement "G" for water pipeline purposes.

       9.    Easement  "M"  (10  feet  wide)  for  drainage
purposes, as shown on survey map prepared by Ronald Casuga,
Licensed   Professional  Land  Surveyor,   with   Community
Planning, Inc., dated -, revised December 1,1995.

     10. Floodway zone, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land Surveyor, with
Community  Planning, Inc., dated ---, revised  December  1,
1995.

      11. A 60' roadway setback, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land
Surveyor, with Community Planning, Inc., dated ---, revised
December 1, 1995.

      12. A 60' wide roadway setback line, as shown on survey map prepared by Ronald Casuga, Licensed Professional
Land Surveyor, with Community Planning, Inc., dated ---, revised December 1, 1995.

      13. The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in the Unilateral Agreement and Declaration for Conditional Zoning dated November 6, 1996, recorded in said
Bureau, as Document No. 96-159180.

      14.   The terms and provisions, including the failure
to  comply with any covenants, conditions and reservations,
contained   in   the  Amended  Unilateral   Agreement   and
Declaration for Conditional Zoning dated November 12, 1996, recorded in said Bureau, as Document No. 96-160631.

                        EXHIBIT "B"


FIRST:  All right, title and interest of the Debtor to  all
personal property of any kind including without limitation,
machinery,   equipment,   building  materials,   furniture,
fixtures, furnishings, fittings, attachments, appliances and appurtenances of every kind and nature now fixed or hereafter fixed, placed upon or used in connection with the improvements located on Paiwa Street, Lot D-1, Waipahu,
Hawaii, TMK: (1) 9-4-02-4 (portion).

SECOND:  All  right, title and interest of Debtor  in  sub-
contracts,  escrow  proceeds, deposits,  refunds,  rebates,
security  deposits,  accounts, contract rights,  management
agreements  and any other personal property of  every  kind
and  nature  now or hereafter existing for the improvements
located on Paiwa Street, Lot D-1, Waipahu, Hawaii, TMK  (1)
9-4-02-4 (portion).

THIRD: All right, title and interest of the Debtor in and to rents, leases, subleases and/or concessions and in any contracts affecting the buildings, spaces in buildings and/or in the improvements located on Paiwa Street, Lot D-
1, Waipahu, Hawaii, TMK: (1) 9-4-02-4 (portion)

FOURTH:   All of the Debtor's right, title and interest  in
and to construction contracts and engineering agreements, building permits, other permits, applications, licenses, soil tests, survey, engineering reports, and appraisals used in connection with the subdivision, development and improvements located on Paiwa Street, Lot D-1, Waipahu,
Hawaii, TMK: (1) 9-4-02-4 (portion).

                    SECURITY AGREEMENT


      THIS AGREEMENT is made and entered into this 18th day
of  December,  1996,  between  AMFAC  PROPERTY  DEVELOPMENT
CORP.,  a  Hawaii corporation, whose address is 700  Bishop
Street,  21st  Floor, Honolulu, Hawaii  96813,  hereinafter
referred   to  as  "Debtor",  and  CITY  BANK,   a   Hawaii
corporation,  having its principal office at  201  Merchant
Street, Honolulu, Hawaii 96813, hereinafter called "Secured
Party."


                   W I T N E S S E T H:

     WHEREAS, Debtor has requested Secured Party to lend to
Debtor  such  sums as may be from time to time be  mutually
agreed   upon,  on  the  security  of  certain   collateral
described below; and

      WHEREAS, in order to induce Secured Party to make the loan described below to Debtor, Debtor has agreed to pledge and assign certain collateral to the Secured Party; and

      WHEREAS, Secured Party is willing to lend such sums upon the terms and conditions described below;

     NOW, THEREFORE, it is hereby agreed as follows:

      1.    Pursuant  to  the  provisions  of  the  Uniform
Commercial Code, (Chapter 490, Hawaii Revised Statutes, as amended) Debtor hereby grants to Secured Party, and Secured
Party hereby accepts a security interest in the property described in Exhibit "B" attached hereto and incorporated herein by reference, and as to Items FIRST through FOURTH, inclusive, are located in or affecting the improvements on the land described in Exhibit "A" attached hereto and incorporated herein by reference.

      2. This agreement secures the payment, in lawful money of the United States of America to said Secured
Party,  at  its address set forth above, of the  following:
(a) a Promissory Note of even date herewith, executed by Debtor and payable to Secured Party, in the principal amount of TEN MILLION AND NO/DOLLARS ($10,000,000.00) with interest as provided therein; (b) all further advances which may be made by Secured Party to Debtor in connection with that loan including, but not limited to all advances and expenditures made by Secured Party for the protection, maintenance, preservation or repair of the collateral; and
(c) all liabilities of any kind, whether primary or secondary which are now due or which may hereafter become due from Debtor to Secured Party in connection with the loan; and (d) performance by Debtor of the agreements hereinafter set forth and all other loan documents executed in connection with the Note described in (a) above.

      3. Debtor warrants that (a) Debtor is the owner of the collateral clear of all items and security interest except the security interest granted herein and (b) Debtor has the right to make this Agreement.
     4.   Debtor will:

          a. Pay the Secured Party all amounts payable on the notes mentioned above and on all other obligations of Debtor held by Secured Party as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will perform all obligations for which this Security Agreement has been given as security.

          b. Defend the collateral against the claims and demand of all persons.

           c. Insure any tangible existing collateral against all hazards requested by Secured Party in form and amount satisfactory to Secured Party.

          d.   Immediately pay Secured Party for all monies
expended by it which shall be construed as part of the debt
hereby secured including but not limited to attorneys' fees
with interest thereon paid or advanced by Secured Party (i)
for taxes, levies, insurance, repairs to or maintenance  of
the collateral, and (ii) in taking possession of, disposing
of,   or   preserving  the  collateral  after  any  default
hereinafter described.

           e. Immediately inform Secured Party in writing of any change in the address of Debtor.

      5.    Without  the prior consent in  writing  of  the
Secured Party, Debtor will not permit any liens or security
interest  (other than Secured Party's security interest  or
any  junior  mortgages to which Secured Party may  consent,
such consents not to be unreasonably withheld) to attach to
any  of the collateral or to be levied upon under any legal
process.   Debtor may, without any consent of or notice  to
Secured Party, demolish any buildings or other improvements existing on the land described in Exhibit A.

      6.    If Debtor fails to obtain insurance as required
herein, Secured Party shall have the right to obtain it  at
Debtor's  expense and Debtor assigns to Secured  Party  all
rights to receive proceeds of insurance, not exceeding  the
liabilities  of  Debtor to Secured Party hereunder;  Debtor
directs any insurer to pay all proceeds directly to Secured
Party and authorizes Secured Party to endorse any draft  or
check  for  the  proceeds.  If Debtor  fails  to  make  any
payments  necessary to preserve and protect the collateral,
the  Secured  Party may make such payments.   Any  payments
made  by  the  Secured Party under the provisions  of  this
Section 6 shall be secured by this Security Agreement and shall be immediately due and payable by Debtor to Secured
Party.

      7.    Debtor  hereby nominates and  appoints  Secured
Party  at attorney-in-fact to do all acts and things  which
Secured  Party may deem necessary or advisable  to  perfect
and  continue  perfected the security interest  created  by
this  Security Agreement and to preserve, process, develop,
maintain  and protect the collateral.  In order to protect,
preserve  and  develop  the collateral,  Debtor  authorizes
Secured  Party  to  enter  upon  the  premises  where  said
collateral  is  located and to use for  such  purposes  any
equipment  and  facilities  of Debtor.   Debtor  authorizes
Secured Party to collect and receive proceeds and products of the said collateral, and this Agreement shall be deemed an assignment thereof to Secured Party.

      8.    If  there is a default under Section 11 of  the
Loan  Agreement, Secured Party shall have all of the rights
and   remedies  of  a  secured  party  under  the   Uniform
Commercial Code following default, all of which rights  and
remedies  shall,  to the full extent permitted  by  law  be
cumulative.   Without  limiting  the  generality   of   the
foregoing, upon the occurrence of such default the  Secured
Party  is entitled to take possession of the collateral  or
any  part  thereof,  and  to take such  other  measures  as
Secured Party may deem necessary for the protection of  the
collateral.   Secured Party may, after any  such  event  of
default, require Debtor to assemble the collateral  and  to
make it available to Secured Party at a place designated by
Secured  Party  which is reasonable convenient  to  Secured
Party and Debtor.  Any notice of sale, disposition or other
intended  action by Secured Party sent to Debtor  at  least
five  days prior to such action shall constitute reasonable
notice  to  Debtor.   The waiver of any  default  hereunder
shall not be a waiver of any subsequent default.

     9.   Upon payment by Debtor of the sum of FOUR MILLION
AND NO/100 DOLLARS ($4,000,000.00), Secured Party will release from the lien of this Security Agreement, that portion of the Property to be known as Lot 1-A, resulting from the consolidation and resubdivision of the Property and Lot D-2 and containing 14.240 acres, more or less.
Secured Party will provide to Debtor at the time of such release a form UCC-2 releasing said Lot 1-A from the lien of the security interest granted herein.

      10. Any notices or communications provided for to be given in this agreement shall be sent by either party to the address set forth above, or to such other address as may be substituted in writing by either party from time to time.

     11.  All rights of Secured Party hereunder shall inure
to   the  benefit  of  its  successors  and  assigns,   all
obligations  of  Debtor  shall  bind  its  successors   and
assigns.  If there be more than one Debtor hereunder, their
obligations  shall  be  joint  and  several.   Debtor  will
execute any additional agreements, assignments or documents that may be deemed necessary or advisable by Secured Party to effectuate the purposes of this agreement.

      IN WITNESS WHEREOF, Debtor and Secured Party have caused this agreement to be executed the day and year first above written.

SECURED PARTY:                     DEBTOR:

CITY     BANK                      AMFAC  PROPERTY  DEVELOPMENT
                                   CORP.

By________________________         By________________________
 Its Vice President                  Senior Vice President


                        EXHIBIT "B"


FIRST:  All right, title and interest of the Debtor to  all
personal property of any kind including without limitation,
machinery,   equipment,   building  materials,   furniture,
fixtures, furnishings, fittings, attachments, appliances and appurtenances of every kind and nature now fixed or hereafter fixed, placed upon or used in connection with the improvements located on Paiwa Street, Lot D-1, Waipahu,
Hawaii, TMK: (1) 9-4-02-4 (portion).

SECOND:  All  right, title and interest of Debtor  in  sub-
contracts,  escrow  proceeds, deposits,  refunds,  rebates,
security  deposits,  accounts, contract rights,  management
agreements  and any other personal property of  every  kind
and  nature  now or hereafter existing for the improvements
located on Paiwa Street, Lot D-1, Waipahu, Hawaii, TMK  (1)
9-4-02-4 (portion).

THIRD: All right, title and interest of the Debtor in and to rents, leases, subleases and/or concessions and in any contracts affecting the buildings, spaces in buildings and/or in the improvements located on Paiwa Street, Lot D-
1, Waipahu, Hawaii, TMK: (1) 9-4-02-4 (portion)

FOURTH:   All of the Debtor's right, title and interest  in
and to construction contracts and engineering agreements, building permits, other permits, applications, licenses, soil tests, survey, engineering reports, and appraisals used in connection with the subdivision, development and improvements located on Paiwa Street, Lot D-1, Waipahu,
Hawaii, TMK: (1) 9-4-02-4 (portion).

                        EXHIBIT "A"


      All of that certain parcel of land (all of the lands described in and covered by Royal Patent Number 592, Land
Commission  Award  Number 60 to T. Hunt,  and  portions  of
Royal  Patent  Grant Number 712 to Kaholo and  Land  Patent
Number 8408, Land Commission Award Number 5930, Apana 1  to
Puhalahua) situate, lying and being at the northerly side of Waipahu Street, at Ahualii, Waikele, District of Ewa,
City and County of Honolulu, State of Hawaii, being Lot  D-
1,  and  thus bounded and described as per survey of Ronald
Casuga, Licensed Professional Land Surveyor, with Community
Planning, Inc., dated --, revised December 1, 1995, to-wit:

      Beginning at the southeast corner of this  parcel  of
land,  on  the  westerly side of Hans  L'Orange  Park,  the
coordinates   if   which  referred  to  Government   Survey
Triangulation Station "Ewa Church" being 1,146.98 feet south and 9,090.13 feet west and running by azimuths measured clockwise from true South:

1.     55          52'        48"   327.79     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

2.     58          10'        30"   849.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

3.     58          00'              341.65     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

4.     117         16'                0.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

5.     70          50'              558.70     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

6.    Thence along remainder of Grant 712 to   Kaholo, on  a
                                               curve to
                                               the right with a
                                               radius  of  548.14 feet,
                                               the  chord azimuth and
                                               distance being:
     183       49'       47"  72.56            feet;

7.     187         37'        30"   121.10     feet   along  remainder
                                               of Grant 712 to Kaholo;

8.  Thence along remainder of Grant 712 to     Kaholo, on  a
                                               curve to the left with
                                               a radius of 598.14 feet,
                                               the  chord azimuth and
                                               distance being:

     177       24'            212.36           feet;

9.   77        10'      30"     5.00           feet along remainder of
                                               Grant 712 to
                                               Kaholo;

10.  Thence along remainder of Grant 712 to    Kaholo and Land Patent
                                               8408, Land  Commission
                                               Award 5930, Apana 1 to
                                               Puhalahua,  on  a  curve
                                               to the left with a  radius
                                               of  593.14 feet,the chord
                                               azimuth and distance being:

   156        06'            227.88            feet;

11.  145      01'      30"    97.80            feet   along   remainder
                                               of   Land  Patent 8408,
                                               Land   Commission Award
                                               5930, Apana 1 to
                                               Puhalahua;

12.    173         45'              69.20      feet   along remainder
                                               of   Land  Patent 8408,
                                               Land   Commission  Award
                                               5930, Apana 1 to
                                               Puhalahua;

13.    216         15'             134.00      feet   along remainder
                                               of   Land  Patent 8408,
                                               Land   Commission  Award
                                               5930, Apana 1 to
                                               Puhalahua;

14.    251         50'             665.00      feet   along  remainder
                                               of Grant 712 to
                                               Kaholo (Lot 6);

15.    254         00'             227.65      feet   along  remainder
                                               of Grant 712 to
                                               Kaholo (Lot 6);

16.   322       30'       30"  135.61          feet along Lot  80  of
                                               Waipahu Estates,
                                               Unit 4-A (File Plan
                                               1577);

17.  236       52'            978.09           feet along Lots 80,
                                               79 and 18 of Waipahu Estates,
                                               Unit 4-A (File Plan
                                               1577);

18.    310         07'        57"   195.95     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lots A and B);

19.    220         07'        57"   150.34     feet   along  remainder
                                               of  Grant  712  to Kaholo
                                               (Lot B);

20.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  B), on a curve to the right with
                                               a radius of 320.00  feet,
                                               the chord azimuth   and
                                               distance being:

     223       32'       29"   38.06           feet;

21.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the right with
                                               a radius of
                                               42.00  feet,  the chord
                                               azimuth  and distance being:

     274       03'       09"   61.54           feet;

22.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the  left  with
                                               a radius of 641.00 feet,
                                               the chord
                                               azimuth  and distance being:

     318       21'       54.5"      62.39      feet;

23.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C),  on a curve to  the left  with
                                               a radius  of  330.00 feet,
                                               the chord
                                               azimuth  and  distance being:

     310       13'       46.5"      61.49      feet;





24.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the left with
                                               a radius of 930.00  feet,
                                               the  chord azimuth and
                                               distance being:

   299       20'       21.5"     179.71        feet;

25.   Thence along the southerly side of Paiwa Street, on a curve to the left with a radius of 630.00 feet,
                                               the chord azimuth and
                                               distance being:

     280       33'       51"     288.38        feet;

26.  87        18'       27"  258.43           feet along Hans
                                               L'Orange Park;

27.  81        09'       15"   69.06           feet along Hans
                                               L'Orange Park;

28.  63`       27'       30"  392.50           feet along Hans
                                               L'Orange Park;

29.  20        01'            166.35           feet along Hans
                                               L'Orange Park,  to the  point
                                               of beginning and containing an
                                               area   of  34.561 acres,
                                               more or less.

     Being a portion of the real property conveyed to Amfac
Property  Development  Corp.,  a  Hawaii  corporation,   by
Limited  Warranty  Deed  and Reservation  of  Rights  dated
December  16,  1996, recorded in the Bureau of Conveyances,
State of Hawaii, as Document No. 96-176731.

     SUBJECT, HOWEVER, to the following:

     1. Title to all minerals and metallic mines reserved to the State of Hawaii.

      2.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  dated September 26, 1944, recorded in the Bureau  of
Conveyances,  State  of Hawaii, in  Book  1849,  Page  186;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission  of
electricity, etc., along, across and over a portion of said
electricity, etc., along, across and over a portion of said
parcel,  besides other lands, for a period commencing  with
the  date  hereof and ending April 6, 1957, and  thereafter
from  year  to  year until terminated, said easement  being
twelve  (12) feet wide, six (6) feet on either side of  the
center line.
      3.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  and  Hawaiian Telephone Company, dated  January  20,
1956,  recorded  in said Bureau, in Book  3088,  Page  223;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission of electricity, etc., over, across, through and within a portion of said parcel, besides other lands, for a period of 60 years commencing on the date hereof, said easement being ten (10) feet wide, extending five (5) feet on either side of the center line.

      4.    Grant  in  favor of Hawaiian Electric  Company,
Inc., dated July 15, 1970, recorded in said Bureau, in Book
7108, Page 319; granting a perpetual right and easement to build, construct, reconstruct, rebuild, repair, maintain and operate a transformer pad, etc., for the transmission and distribution of electricity, etc., over, under, upon, across and through those certain premises as shown on the map attached thereto.

      5. Grant if favor of the City and County of Honolulu, dated January 25, 1971, recorded in said Bureau, in Book 7428, Page 417; granting the right, in the nature of an easement, to construct, install, maintain, operate and repair a roadway.

      6. Easement "3" for temporary access purposes, containing an area of 181,018 square feet, as granted to Amfac Nurseries, Inc., a Hawaii corporation, doing business as "Amfac Nurseries-Hawaii", in unrecorded Lease dated as of January 1, 1978, of which a Short Form is recorded in said Bureau, in Book 12817, Page 576, said easement being more particularly described therein.

      7.    Grant  in  favor  of the  City  and  County  of
Honolulu, dated June 17, 1980, recorded in said Bureau,  in
Book  15220,  Page 264; granting easement  for  the  proper
operation, maintenance, repair, replacement and removal  of
sanitary  sewer  pipelines,  replacement  and  removal   of
sanitary   sewer  pipelines,  facilities  and   appurtenant
equipment under and across a portion of said parcel, said easement being more particularly described as follows:

      All of that certain parcel of land (portion of the land described in and covered by Royal Patent Grant Number
712 to Kaholo) situate, lying and being at Ahualii, Waikele, District of Ewa, City and County of Honolulu,
State of Hawaii, being Easement "L", ten feet wide for sanitary sewer purposes, and thus bounded and described:

      Beginning at the Southeast corner of this easement, the coordinates of which referred to Government Survey
Triangulation Station "Ewa Church" being 1106.63 feet South and 10039.40 feet West and running by azimuths measured clockwise from true south:

1.     56          52'          19.92   feet   along remainder
                                        of   Grant  712  to
                                        Kaholo;

2.     146         52'          10.00   feet   along remainder
                                        of   Grant  712  to
                                        Kaholo;

3.     236         52'         19.16    feet   along remainder
                                        of Grant 712 to
                                        Kaholo;

4.     322        30'    30"   10.03    feet along Lot  80 of
                                        Waipahu   Estates Unit
                                        4-A   (File  Plan 1577)
                                        to the point of
                                        beginning and
                                        containing an area of
                                        195  square  feet, more
                                        or less.

      8.    Grant  in  favor  of the  City  and  County  of
Honolulu,  dated July 9, 1981, recorded in said Bureau,  in
Book  15708, Page 64; granting the right, in the nature  of
an  easement, to be exercised and enjoyed by the  Board  of
Water  Supply,  to  construct, install, maintain,  operate,
replace  and  remove  an  underground  water  pipeline   or
pipelines together with such meters, control cable and other appurtenances, through a portion of Easement "G" for water pipeline purposes.

       9.    Easement  "M"  (10  feet  wide)  for  drainage
purposes, as shown on survey map prepared by Ronald Casuga,
Licensed   Professional  Land  Surveyor,   with   Community
Planning, Inc., dated -, revised December 1,1995.

     10. Floodway zone, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land Surveyor, with
Community  Planning, Inc., dated ---, revised  December  1,
1995.

      11. A 60' roadway setback, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land
Surveyor, with Community Planning, Inc., dated ---, revised
December 1, 1995.

      12. A 60' wide roadway setback line, as shown on survey map prepared by Ronald Casuga, Licensed Professional
Land Surveyor, with Community Planning, Inc., dated ---, revised December 1, 1995.

      13. The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in the Unilateral Agreement and Declaration for Conditional Zoning dated November 6, 1996, recorded in said
Bureau, as Document No. 96-159180.

      14.   The terms and provisions, including the failure
to  comply with any covenants, conditions and reservations,
contained   in   the  Amended  Unilateral   Agreement   and
Declaration for Conditional Zoning dated November 12, 1996, recorded in said Bureau, as Document No. 96-160631.




                         LOAN AGREEMENT

Borrower: AMFAC PROPERTY           Lender:   CITY BANK
          DEVELOPMENT CORP.

Address:   700  Bishop  St, 21st  Floor      Address:   201 Merchant St.
          Honolulu, Hawaii 96813                        Honolulu, HI  96813


                                             Date: December 18, 1996


     Borrower has made an application to the Lender for the loan, as described in that certain commitment letter dated
November 22, 1996, as it may have been amended, between Borrower and Lender ("Commitment Letter"), and Lender and
Borrower  desire  to  enter into this Loan  Agreement  (the
"Agreement") to evidence the terms and conditions of the loan contemplated by the Commitment Letter. For good and valuable consideration, the parties agree as follows:

      1.    AMOUNT.  Lender agrees to lend to Borrower, the
principal   amount  of  TEN  MILLION  AND  NO/100   DOLLARS
($10,000,000.00) (the "loan").

      2. PROMISSORY NOTE. The obligation of the Borrower to repay the loan shall be evidenced by a Promissory Note executed by the Borrower and payable to the order of the Lender (the "Note"). The Note sets forth terms relating to maturity, repayment schedule, interest rate, and other matters governing the repayment of the loan made hereunder.
Lender agrees to provide to Borrower a notice or billing on each Billing Date (as defined in the Note) stating the amount of interest due for the interest period immediately preceding the Billing Date.

      3. LOAN DOCUMENTS. Borrower has signed and/or caused the following loan documents to be executed in connection with this Agreement and the loan (collectively the "Loan Document"):

          a.   Security Agreement and Financing Statement

           b.   Mortgage over property described as follows
                (the  `property")

               Oahu Sugar Mill Property
               TMK (1) 9-4-02:4 (portion)
               Paiwa Street, Lot D-1
               Honolulu, Hawaii

          c.   Hazardous Waste and Materials Agreement



      4.    COSTS  AND FEES.  Borrower shall reimburse  the
Lender for all reasonable and customary costs incurred with
documentation and closing of the loan including all  filing
fees,   recording  costs  and  also  where   permitted   by
applicable law, for all costs and expenses (including, without limitation, reasonable attorneys' fees) paid or incurred by the Lender in connection with the enforcement of this Agreement, the Note or any of the Loan Documents, or the collection of any indebtedness of the Borrower to the Lender hereunder or under the Note, whether or not suit is filed with respect thereto.

      In consideration of the loan, Borrower shall pay to Lender, prior to any advance under the loan, the remaining balance of the Loan Fee being the sum of $50,000.00.
Lender acknowledges receipt of $25,000.00 paid by Borrower in advance toward the total Loan Fee of $75,000.00.

      5.    COVENANTS.   So  long as  any  indebtedness  or
liability (whether under the Note or otherwise) of the Borrower to the Lender remains outstanding and unpaid, the Borrower covenants and agrees with the Lender:

           a.   To furnish to Lender such documents, credit
documents,   information,  instruments,  and   such   other
financial statements or other information as the Lender any reasonably request from time to time relating to or affecting the property. An annual income statement and a balance sheet in reasonable detail and form approved by Lender, shall be furnished to Lender not later than 90 days after the end of the fiscal or calendar year as the case may, and shall be certified by Borrower as true and correct.

          b.   Without the prior written consent of Lender,
which  consent shall not be unreasonably withheld, Borrower
will  not  further encumber the property.   Notwithstanding
the  foregoing  sentence, Borrower  may  record  Covenants,
Conditions  and  Restrictions (the  "CC&Rs")  covering  the
Property   as   required   by  Unilateral   Agreement   and
Declaration for Conditional Zoning dated November  6,  1996
and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 96-159180 and Amended Unilateral
Agreement  and  Declaration for  Conditional  Zoning  dated
November 12, 1996, recorded in said Bureau as Document  No.
96-60631, and containing such other matters as Borrower shall deem necessary and appropriate for development of the Property as an industrial park. Lender shall be given thirty (30) days after receipts of the proposed CC&Rs to consent or recommend any proposed changes. Consent shall be deemed to have been given if Lender has not responded within said 30-day period.

           c. Borrower shall file all tax returns it was required by law to have filed prior to the date of this Agreement, and covenants that it has paid or caused to be paid all taxes, assessments and other governmental charges that were due and payable prior to the date of this Agreement.


      d.    Borrower  shall  not  sell,  assign,  transfer,
pledge,   mortgage,  or  otherwise  dispose   of   all   or
substantially all of the major assets of Borrower, except in the ordinary course of its business; provided however, that Borrower may, with the prior written consent of Lender, which consent will not be unreasonably withheld or delayed if the surviving entity or assignee has at least the financial strength of Borrower:

           i.    transfer  its assets to  a  subsidiary,  a
parent,   a   subsidiary  of  its  parent,  an   affiliated
corporation, limited liability company or partnership, or to a corporation under common control with its parent or another subsidiary; or

           ii. transfer its assets by way of merger to a corporation or limited liability company which is an affiliate of Borrower or its parent, or with which its parent consolidates or pools its assets.

       e.    Borrower  has  shall  comply  with  all  laws,
restrictions  or  other  requirements  pertaining  to   the
operation  of  the  property,  the  use,  maintenance   and
operations of the property.

      f.    Borrower agrees to furnish to Lender within  45
days  of  receiving a written notice from Lender, a current
appraisal on the property which appraisal shall be made  by
an  appraisal duly licensed under the laws of Hawaii.   The
appraiser shall be acceptable to Lender and the cost of the
appraisal  shall  be  borne  by  Borrower.   In  the  event
Borrower fails to obtain such appraisal, Lender may obtain the appraisal on behalf of and at the expense of Borrower.
Notwithstanding the foregoing, Lender may only require an appraisal if one or more of the following events or conditions have occurred:

           i. Borrower is in default under this Agreement and has failed to cure such default within any applicable period set forth in Section 11 of this Loan Agreement; or

           ii. There has been a substantial decline in the value of the property as determined by Lender and Lender has determined in its reasonable discretion that such decline in value substantially and materially impairs
Borrower's ability to repay the loan.

     Borrower shall be liable for the cost of the appraisal even if Borrower subsequently cures the default or it is determined that the value of the property did not decline in value as indicated in subparagraph ii. above.

      6.    CONSOLIDATION  AND RESUBDIVISION  OF  PROPERTY.
Lender hereby consents to the consolidation of the property
and Lot D-2, and resubdivision of Lot D-1 into Lots 1-A and
1-B  and  the  further resubdivision of  Lot  1-A  into  23
industrial lots, and the further resubdivision of  Lot  1-B
and  41  industrial  lots,  and other  miscellaneous  lots.
Lender   further   consents  to  the  grant,   acquisition,
cancellation,  modification or replacement by  Borrower  of
such   easements,  licenses  or  rights-of  entry  as   are
necessary  or advisable in connection with the  subdivision
and  development  of  the property as an  industrial  park.
Lender agrees to join in and execute any consent or joinder
reasonably  required  by Borrower in  connection  with  the
application for consolidation and resubdivision, easements,
licenses of rights-of-way; and such other documents as  are
reasonably  requested by the Borrower  in  connection  with
such  consolidation and resubdivision, easements,  licenses
or  rights-of-way, including but not limited to the  CC&Rs,
subject  to  Lender's  consent requirements  set  forth  in
Section  5.b.  Borrower shall likewise execute and  deliver
to  Lender  such documents as are reasonably  requested  by
Lender   in   connection   with  such   consolidation   and
resubdivision,   easement,   licenses   or   rights-of-way,
including without limitation an amendment of mortgage to reflect the consolidation and resubdivision.

      7.    NOTICES.   All notices or other  correspondence
with  Borrower or Lender should be sent to their respective
addresses stated above.  The notice or correspondence shall
be effective when deposited in the mail, properly addressed
and postage prepaid, or delivered to Borrower in person  or
by  facsimile.   Any  notice sent  by  facsimile  shall  be
confirmed  with an original within two business days  after
the  facsimile  is  sent.   Facsimiles  shall  be  sent  as
follows:

          a.   If to Borrower

               Phone No. (808) 543-8925
               Fax No.   (808) 543-8933
               Attention:  Paula   Y.   Hino,   Vice President/Controller

               With a Copy to

               Phone No. (808) 543-8523
               Fax No.   (808)     543-8528
               Attention: Kirk H. Anderson, Esq.

          b.   If to Lender

               Phone No. (808) 546-2480
               Fax No.   (808)     546-2400
               Attention: Commercial  Mortgage  Department
                          Melvin Tanaka, Vice President

     8.   MISCELLANEOUS.  This Agreement may not be changed
except  by  a  written  agreement signed  by  Borrower  and
Lender.  This Agreement, the Loan Documents, the Note,  and
the  rights  and obligations of the parties  hereunder  and
thereunder   shall  be  governed  by  and  interpreted   in
accordance with the laws of the State of Hawaii. If there are any conflicts between the terms of the Commitment
Letter and this Agreement, the latter shall control.

       9.     REPRESENTATIONS.   The  Borrower  represents,
covenants and warrants to the Lender that:

           a. The Borrower is a Hawaii corporation, is duly organized and existing, in good standing under the laws of the State of Hawaii, and has the power to own its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualifications necessary.

          b.   The Borrower has full power and authority to
enter   into  this  Agreement,  to  enter  into  the   Loan
Documents, to make the borrowing hereunder, to execute  and
deliver the Note, to grant a mortgage on the property and a
security  interest in its personal property as provided  in
any  of  the  Loan  Documents and to incur the  obligations
provided  for  in  this Agreement, the Note  and  the  Loan
Documents,  all  of  which have been duly  authorized.   No
consent nor further approval of any public authority or of any other person or entity is required as a condition to the validity and enforcement of this Agreement, the Loan
Documents, the Note or any other written agreement with the Lender.

           c. This Agreement and all Loan Documents, and the Note when issued and delivered pursuant to this Agreement, and for value received, will constitute the valid and legally binding obligations of the Borrower and are enforceable in accordance with their respective terms.

            d.    There  are  no  proceedings  pending   or
threatened  to the actual knowledge of Borrower before  any
court   or  administrative  agency  which  will  materially
adversely affect the financial condition or operations of the Borrower.

           e. There is no provision of any organization documents of Borrower and no provision of any existing mortgage, security agreement, indenture, lease, contract, or agreement binding on the Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, any Loan Document or the Note.

           f.    All  financial statements, schedules,  and
other   written   documents  relating  to   the   financial
conditions of the property and Borrower which have been submitted by Borrower to the Lender are correct, and there has been no material adverse change in the financial condition of the property and Borrower as shown by any such statements, schedules or documents.

      10.  CONDITIONS FOR ADVANCE.  Lender agrees to make a
single  advance  of  the  entire  loan  at  closing.    The
obligation of the Lender to make the advance of loan proceeds under this Agreement, is and shall be subject to the following conditions precedent:

            a.    The  Borrower  shall  have  executed  and
delivered the Loan Documents to the Lender, and the  Lender
shall have a mortgage lien (with such priority as set forth
in such mortgage) in form and content reasonably acceptable
to  Lender, and a security interest or other interest on or
in  all  of  the properties identified in any of  the  Loan
Documents.   If  there is a mortgage, Borrower  shall  have
obtained an ALTA Form Lender's Title Insurance Policy in the amount of $10,000,000, assuring to Lender the validity and agreed upon priority of its mortgage lien.

           b. The Borrower shall have paid the Loan Fee identified in Section 4.

          c.   The Lender shall have received.

                 i.     a   certified  copy  of  Borrower's
corporate resolutions authorizing this Agreement, the  Loan
Documents,   the  Note,  and  the  borrowing   under   this
Agreement, and authorizing the execution of this Agreement, the Loan Documents and the Note by the officers of the Borrower who have executed the same; and

               ii.  a copy of the Articles of Incorporation
and Bylaws of the Borrower certified by the Secretary of the Corporation.

           d. The Lender shall have received a favorable written opinion of counsel for the Borrower, dated the date hereof and satisfactory in form and substance to the Lender, as to the matters referred to in Section 9.c.

      11. EVENTS OF DEFAULT. Borrower shall be in default under this Agreement:

           a. If Borrower has failed to pay the amounts that Borrower owes Lender under the Note within twenty (20) days after the Due Date as defined in the Note, or fails to keep any promise or agreement made in this Agreement, the Note, or the Loan Documents and fails to remedy the same within thirty (30) days after written notice from Lender;


          b. If it is determined that Borrower has made a material representation or warranty in this Loan Agreement, the Note or the Loan Documents that is untrue, and Borrower shall have failed to remedy the same within thirty (3) days after written notice from Lender;

           c.   If Borrower is adjudged to be insolvent  or
to  be a bankrupt, or Borrower files any petition or answer
seeking relief as a debtor under any law for the relief  or
aid  of  debtors,  whether  voluntary  or  involuntary,  or
Borrower  enters  into any arrangement or composition  with
creditors,  or  if  the  State  of  Hawaii  or  any   other
governmental  authority seeks to dissolve the  Borrower  or
cancel,  withdraw  any  charger,  certificate,  license  or
registration  necessary for Borrower's  operations,  or  if
Borrower  shall consent or acquiesce to the appointment  of
any  trustee, liquidator or receiver of a substantial  part
of Borrower's properties or assets, UNLESS such event shall
have  been  rescinded,  dismissed, terminated,  or  vacated
within  sixty  (60)  days  of  the  commencement  of   such
proceeding or event;


           d.    If  a  final  judgment shall  be  rendered
against Borrower in the aggregate amount of $50,000 or more
and  such  judgment  has  a  material  adverse  effect   on
Borrower's ability to repay the loan, and shall not be discharged or execution thereof stayed pending appeal within thirty (30) days after entry of such judgment;

           e.    If any of the collateral described in  the
Loan  Documents  is  confiscated or subject  to  forfeiture
proceedings   under   state  or  federal   law   and   such
confiscation  or  forfeiture proceedings materially  impair
Borrower's ability to repay the loan;

           f. If Borrower changes its name or assumes an additional name without first notifying Lender before making such change;

           g. If the value of the property substantially declines in value as determined by Lender in its reasonable discretion and such decline in value materially impairs
Borrower's ability to repay the loan; and

           h.    If Lender shall reasonably determine  that
there  has  been a material adverse change in the financial
condition of the Borrower which would affect the ability of
the  Borrower to perform Borrower's obligations under  this
Loan  Agreement, the Note, or the Loan Documents,  and  any
such  adverse  change was not been fully  remedied  to  the
satisfaction  of  Lender  within  thirty  (30)  days   from
Lender's demand.

      12.   REMEDIES.  If an Event of Default occurs  under
Section 11, then:

           a. The Note and any and all other liability or indebtedness of Borrower to Lender, shall be immediately due and payable:

          b. Lender may take any action as provided under the terms of the Note and Loan Documents including but not limited to its right of set off against any checking, savings, or other accounts held with Lender. To secure the repayment of the Note, Borrower grants to Lender a security interest in all checking and savings accounts now or hereafter maintained by Borrower with Lender; or

           c. Lender may use any remedy provided by state or federal law.

     By selecting any of the remedies, Lender does not give
up  its  right  to  later use any  other  remedy.   By  not
deciding to use any remedy should Borrower default, Lender does not waive its right to later consider the Event of Default should it happen again.

      13.  CUMULATIVE RIGHTS AND NO WAIVER.  Each and every
right granted to the Lender under this Agreement, the Note,
and  any  Loan  Documents or any other  document  delivered
hereunder,  thereunder,  in  connection  herewith,  or   in
connection therewith, or allowed it by law or equity, shall
be  cumulative and may be exercised from time to time.   No
failure on the part of the Lender to exercise, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right preclude any other or future exercise thereof, or the exercise of any other right.

      14.  SEVERABILITY.  The invalidity of any one or more
covenants,  phases, clauses, sentences,  or  paragraphs  of
this  Agreement, any Loan Documents, the Note or any  other
document or instrument executed and delivered in connection
herewith  shall not affect the remaining portions  of  this
Agreement,  any  Loan  Documents, the  Note  or  any  other
document or instrument executed and delivered in connection
herewith  or  any  part  thereof,  and  in  case  of   such
invalidity, this Agreement, any Loan Documents, the Note, or any other document or instrument executed and delivered in connection herewith or therewith, shall be construed as if such invalid covenants, phases, clauses, sentences, or paragraphs had not been inserted.

     15.  ASSIGNMENT.

           a. Except as permitted in Paragraph 5.d, Borrower shall have no right to assign any of its rights or obligation under the Loan Documents without the prior written consent of Lender, which consent may be withheld in the sole and absolute discretion of Lender.

           b. Lender may sell participations in the loan, so long as Lender remains primarily obligated to Borrower under this Agreement and so long as Borrower shall not be obligated in any manner to deal directly with the purchaser of such participation. Lender may also negotiate, pledge, transfer or assign the Note.

      16. CAPTIONS AND DESIGNATIONS. The captions of the various sections, subsections and clauses hereof are for convenience only and shall not control, limit or otherwise affect the meaning or construction hereof. All collective designations shall refer to the subject thereof severally as well as collectively.

      17.   PARTIES.   This Agreement shall  inure  to  the
benefit of and shall be binding jointly and severally upon all signing as Borrower and its successors and assigns.

      18.   COMPLETE  AGREEMENT.  This Agreement  and  Loan
Documents  supersede any prior agreements and contains  the
entire  agreement  of  the parties and all  representations
with  respect  to  the  loan.   Any  prior  correspondence,
memoranda or agreements are replaced in their entirety by this Agreement and the Loan Agreement.





      The Borrower and Lender have executed this Agreement the date first above written.

BORROWER:                          LENDER:

AMFAC PROPERTY DEVELOPMENT         CITY BANK
CORP.


By________________________         By_______________________
 Its Senior Vice President               Its Vice President

          HAZARDOUS WASTE AND MATERIALS AGREEMENT


      This  Agreement  is made this 18th day  of  December,
1996,   by  AMFAC  PROPERTY  DEVELOPMENT  CORP.,  a  Hawaii
corporation,  whose  address is  700  Bishop  Street,  21st
Floor,  Honolulu,  Hawaii  96813  (hereinafter  called  the
"Borrower") in favor of and for the benefit of CITY BANK, a Hawaii corporation, whose address is 201 Merchant Street, Honolulu, Hawaii 96813 (hereinafter called the "Bank").

1     DEFINITIONS.  Unless the context otherwise  requires,
in this Agreement, and in the Loan Documents, the following terms when capitalized have the meanings respectively ascribed to them:

      1.1 "Hazardous Discharge" means any event involving the use, deposit, disposal, spill, release or discharge of any Hazardous Material on, within or under the Property.

      1.2  "Hazardous Material" means and includes any  and
all  radioactive  materials,  asbestos,  organic  compounds
known  as  polychlorinated biphenyls,  chemicals  known  to
cause   cancer   or   reproductive  toxicity,   pollutants,
contaminants, hazardous wastes, toxic substances,  and  any
and  all  other  substances  or  materials  defined  as  or
included  in  the  definition  of  `hazardous  substances",
"hazardous  wastes",  "hazardous  materials",   or   "toxic
substances"  under, or for the purposes of,  the  Hazardous
Materials Law.

      1.3   "Hazardous Materials Claims" means and includes
(i) any and all enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, or to the best of the Borrower's actual knowledge contemplated or threatened, in respect of the Property pursuant to any Hazardous Materials Laws, and (ii) any and all claims made or (iii) any and all claims to Borrower's actual knowledge, contemplated or threatened by any third party against the Borrower seeking damages, contribution, cost recovery, compensation, injunctive relief or similar relief resulting from any Hazardous Discharge or from the existence of any Hazardous Material on, within or under the Property.

      1.4  "Hazardous Materials Law" means and includes all
federal,  state  or local laws, ordinances or  regulations,
now  or  hereafter  in  effect, relating  to  environmental
conditions,  industrial hygiene or Hazardous Materials  on,
within,  under  or  about the Property, including,  without
limitation,   the  Comprehensive  Environmental   Response,
Compensation  and  Liability Act of 1980,  as  amended,  42
U.S.C. Section 9601, et seq., the Resource Conversation and
Hazardous  Materials Transportation Act, 49 U.S.C.  Section
1801, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections
2601  through 2629, the Safe Drinking Water Act, 42  U.S.C.
Sections 300f through 300j, and any similar state or local laws or ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

      1.5   "Loan" means the loan made to Borrower  in  the
principal   amount   of   $10,000,000.00   or   any   other
indebtedness of the Borrower to Bank.

     1.6 "Loan Documents" means any documents executed and delivered by Borrower to Bank in connection with, or to secure the loan as defined in the Loan Agreement executed concurrently herewith and covering the conditions of the Loan.

      1.7 "Property" means all of the Borrower's right, title and interest in and to the real property located on Paiwa Street, Lot D-1, Waipahu, Hawaii (TMK: (1) 9-4-02:4
[portion]), and all improvements located or to be located on the real property, the legal description of which is attached hereto as Exhibit "A".

2    AGREEMENT

     IN CONSIDERATION of the Loan to Borrower from Bank and to induce the Bank to make the loan or extend the credit secured by the Loan documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Borrower, the Borrower does hereby agree as follows:

      2.1   Representations.  The Borrower  represents  and
warrants to Bank that the Property has never been used as a
dump  site or storage site (whether permanent or temporary)
for  any Hazardous materials or has any Hazardous Materials
ever  been  disposed  on  the  Property  to  the  best   of
Borrower's actual knowledge after due and diligent inquiry,
except  as  disclosed in those certain  Environmental  Site
Assessments (Phase I dated August 26, 1996 covering  Parcel
"A" as identified therein, Phase II dated November 13, 1996
covering  Parcel  "B" as identified therein;  and  Phase  I
dated  August  26, 1996 covering Parcel "C"  as  identified
therein,  and  that certain letter dated  October  7,  1996
covering  BES Job No. 4815, together referred to herein  as
the  "Reports") prepared by Brewer Environmental  Services.
The   Consultant  Agreement  between  Borrower  and  Brewer
Environmental  Industries,  Inc.  for  the  remedial   work
described  therein  is  attached  hereto  as  Exhibit   "B"
attached hereto and made a part hereof. Borrower covenants and agrees that it will use its best efforts to cause the consultant to carry out the remediation recommended by said
Consultant Agreement within the time period specified in such Consultant's Agreement.

     2.2  Positive Covenants.

          2.2.1     Borrower covenants to the Bank that the
Borrower  will  not  use,  generate,  manufacture,   treat,
handle,   refine,   produce,  process,  store,   discharge,
release, dispose of or allow to exist on, within, under or about the Property, any Hazardous Material, except in full compliance with all applicable Hazardous Materials Laws.

           2.2.2      If  the Borrower at any time  becomes
aware of any Hazardous Discharge whether by Borrower or any
prior  owner  or user of the Property or of  any  Hazardous
Materials  Claim in respect of the Property,  the  Borrower
will  immediately advise the Bank thereof, in writing,  and
provide to the Bank such detailed reports thereof as may be
reasonably  requested  by the Bank.  Upon  such  discovery,
Borrower shall cease to allow any further discharge  and/or
shall  cause  the  Hazardous Waste  to  be  removed  and/or
abated.   The  Bank  shall  have  the  right  to  join  and
participate   in,  as  a  party  if  it  so   elects,   any
settlements, remedial actions, legal proceedings or actions initiated in respect of any Hazardous Materials Claims.

           2.2.3      If Bank reasonably believes that  the
Property  has  been contaminated after  the  date  of  this
Agreement, then if requested by Bank, Borrower (or a  third
party  designated  by Bank) shall conduct an  environmental
audit  of  Borrower's  operations and/or  the  Property  to
verify   the   existence  or  non-existence  of   Hazardous
Materials or Hazardous Discharge. All cost and expenses of any such audit shall be paid by Borrower.

           2.2.4      To  the  best  of  Borrower's  actual
knowledge  and  belief,  no Hazardous  Materials  has  been
stored,  disposed  of,  is  generated  nor  is  there   any
Hazardous  Discharge  on or within or  under  the  property
identified  as Parcel B in that certain Environmental  Site
Assessment  (Phase II dated November 20, 1996,  hereinafter
called  the  "B  Report") prepared by Brewer  Environmental
Services,  except  as described in the B Report.   Borrower
covenants that it has and will complete the remediation recommended by the B Report.

     2.3  Indemnification.

      The Borrower will indemnify the Bank against and hold
the  Bank  harmless from all costs and expenses  (including
reasonable  attorney's  fees), losses,  damages  (including
foreseeable  or  unforeseeable consequential  damages)  and
liabilities incurred by the Bank which may arise out of  or
may  be directly or indirectly attributable to (a) the use,
generation,  manufacture,  treatment,  handling,  refining,
production,   processing,  storage,   release,   discharge,
disposal or presence of any Hazardous Material on, within, under or about the Property, (b) the Bank's investigation and handling (including the defense) of any formal legal proceedings shall have been commenced in respect thereof, and (c) the Bank's enforcement of this Agreement, whether or not suit is brought thereof.

     The provisions of this Paragraph (c) shall survive the repayment of the indebtedness secured by the Mortgage, any foreclosure of the Mortgagor; and any deed (or assignment) of the Property in lieu of foreclosure.

       2.4   Applicable  Law.   This  Agreement  shall   be
construed and interpreted in accordance with the laws of the State of Hawaii.

      2.5 Successors and Assigns. This Agreement shall be inure to the benefit of and may be enforced by the Bank and any subsequent holder of the Mortgage to whom the Bank may have assigned this Agreement, and shall be binding upon and enforceable against the Borrower and its successors, and assigns of the Borrower.

      2.6   Attorney's Fees.  If any proceeding is  brought
for the enforcement of this Agreement, the prevailing party
shall   be  entitled  to  recover  from  the  other   party
reasonable attorneys' fees, costs of court and all other expenses incurred in such proceeding, in addition to any other relief to which such party may be entitled.

      2.7 Severability. If any term or provision of this Agreement or the application thereof to any person or entity or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the Borrower has executed this Agreement as of the day and year first above written.


                              BORROWER:

                              AMFAC  PROPERTY  DEVELOPMENT CORP.



                              By______________________________
                                 Its Senior Vice President



STATE OF HAWAII               )
                              )SS.
CITY AND COUNTY OF HONOLULU   )

      On  this  18th  day  of  December,  1996,  personally
appeared  Peggy H. Sugimoto, to me personally  known,  who,
being  by  me duly sworn or affirmed did say such person(s)
executed the foregoing instrument as the free act and  deed
of  such  person(s),  and if applicable,  in  the  capacity
shown,   having  been  duly  authorized  to  execute   such
instrument in such capacity.



                         __________________________________
                         Notary Public, State of Hawaii
                         My  Commission Expires: Dec.  29, 1997


                        EXHIBIT "A"


      All of that certain parcel of land (all of the lands described in and covered by Royal Patent Number 592, Land
Commission  Award  Number 60 to T. Hunt,  and  portions  of
Royal  Patent  Grant Number 712 to Kaholo and  Land  Patent
Number 8408, Land Commission Award Number 5930, Apana 1  to
Puhalahua) situate, lying and being at the northerly side of Waipahu Street, at Ahualii, Waikele, District of Ewa,
City and County of Honolulu, State of Hawaii, being Lot  D-
1,  and  thus bounded and described as per survey of Ronald
Casuga, Licensed Professional Land Surveyor, with Community
Planning, Inc., dated --, revised December 1, 1995, to-wit:

      Beginning at the southeast corner of this  parcel  of
land,  on  the  westerly side of Hans  L'Orange  Park,  the
coordinates   if   which  referred  to  Government   Survey
Triangulation Station "Ewa Church" being 1,146.98 feet south and 9,090.13 feet west and running by azimuths measured clockwise from true South:

1.     55          52'        48"   327.79     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

2.     58          10'        30"   849.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

3.     58          00'              341.65     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lot D-2);

4.     117         16'                0.12     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

5.     70          50'              558.70     feet   along remainder
                                               of Grant 712 to
                                               Kaholo, along the
                                               north   side   of Waipahu
                                               Street;

6.    Thence along remainder of Grant 712 to   Kaholo, on  a
                                               curve to
                                               the right with a
                                               radius  of  548.14 feet,
                                               the  chord azimuth and
                                               distance being:
     183       49'       47"  72.56            feet;

7.     187         37'        30"   121.10     feet   along  remainder
                                               of Grant 712 to Kaholo;

8.  Thence along remainder of Grant 712 to     Kaholo, on  a
                                               curve to the left with
                                               a radius of 598.14 feet,
                                               the  chord azimuth and
                                               distance being:

     177       24'            212.36           feet;

9.   77        10'      30"     5.00           feet along remainder of
                                               Grant 712 to
                                               Kaholo;

10.  Thence along remainder of Grant 712 to    Kaholo and Land Patent
                                               8408, Land  Commission
                                               Award 5930, Apana 1 to
                                               Puhalahua,  on  a  curve
                                               to the left with a  radius
                                               of  593.14 feet,the chord
                                               azimuth and distance being:

   156        06'            227.88            feet;

11.  145      01'      30"    97.80            feet   along   remainder
                                               of   Land  Patent 8408,
                                               Land   Commission Award
                                               5930, Apana 1 to
                                               Puhalahua;

12.    173         45'              69.20      feet   along remainder
                                               of   Land  Patent 8408,
                                               Land   Commission  Award
                                               5930, Apana 1 to
                                               Puhalahua;

13.    216         15'             134.00      feet   along remainder
                                               of   Land  Patent 8408,
                                               Land   Commission  Award
                                               5930, Apana 1 to
                                               Puhalahua;

14.    251         50'             665.00      feet   along  remainder
                                               of Grant 712 to
                                               Kaholo (Lot 6);

15.    254         00'             227.65      feet   along  remainder
                                               of Grant 712 to
                                               Kaholo (Lot 6);

16.   322       30'       30"  135.61          feet along Lot  80  of
                                               Waipahu Estates,
                                               Unit 4-A (File Plan
                                               1577);

17.  236       52'            978.09           feet along Lots 80,
                                               79 and 18 of Waipahu Estates,
                                               Unit 4-A (File Plan
                                               1577);

18.    310         07'        57"   195.95     feet   along remainder
                                               of Grant 712 to
                                               Kaholo (Lots A and B);

19.    220         07'        57"   150.34     feet   along  remainder
                                               of  Grant  712  to Kaholo
                                               (Lot B);

20.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  B), on a curve to the right with
                                               a radius of 320.00  feet,
                                               the chord azimuth   and
                                               distance being:

     223       32'       29"   38.06           feet;

21.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the right with
                                               a radius of
                                               42.00  feet,  the chord
                                               azimuth  and distance being:

     274       03'       09"   61.54           feet;

22.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the  left  with
                                               a radius of 641.00 feet,
                                               the chord
                                               azimuth  and distance being:

     318       21'       54.5"      62.39      feet;

23.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C),  on a curve to  the left  with
                                               a radius  of  330.00 feet,
                                               the chord
                                               azimuth  and  distance being:

     310       13'       46.5"      61.49      feet;





24.   Thence  along remainder of Grant 712 to  Kaholo  (Lot  C), on a curve to the left with
                                               a radius of 930.00  feet,
                                               the  chord azimuth and
                                               distance being:

   299       20'       21.5"     179.71        feet;

25.   Thence along the southerly side of Paiwa Street, on a curve to the left with a radius of 630.00 feet,
                                               the chord azimuth and
                                               distance being:

     280       33'       51"     288.38        feet;

26.  87        18'       27"  258.43           feet along Hans
                                               L'Orange Park;

27.  81        09'       15"   69.06           feet along Hans
                                               L'Orange Park;

28.  63`       27'       30"  392.50           feet along Hans
                                               L'Orange Park;

29.  20        01'            166.35           feet along Hans
                                               L'Orange Park,  to the  point
                                               of beginning and containing an
                                               area   of  34.561 acres,
                                               more or less.

     Being a portion of the real property conveyed to Amfac
Property  Development  Corp.,  a  Hawaii  corporation,   by
Limited  Warranty  Deed  and Reservation  of  Rights  dated
December  16,  1996, recorded in the Bureau of Conveyances,
State of Hawaii, as Document No. 96-176731.

     SUBJECT, HOWEVER, to the following:

     1. Title to all minerals and metallic mines reserved to the State of Hawaii.

      2.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  dated September 26, 1944, recorded in the Bureau  of
Conveyances,  State  of Hawaii, in  Book  1849,  Page  186;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission  of
electricity, etc., along, across and over a portion of said
electricity, etc., along, across and over a portion of said
parcel,  besides other lands, for a period commencing  with
the  date  hereof and ending April 6, 1957, and  thereafter
from  year  to  year until terminated, said easement  being
twelve  (12) feet wide, six (6) feet on either side of  the
center line.
      3.    Lease  in  favor of Hawaiian Electric  Company,
Inc.,  and  Hawaiian Telephone Company, dated  January  20,
1956,  recorded  in said Bureau, in Book  3088,  Page  223;
leasing  and  demising  a  right  and  easement  to  build,
construct,  rebuild,  reconstruct,  repair,  maintain   and
operate pole and wire lines, etc., for the transmission of electricity, etc., over, across, through and within a portion of said parcel, besides other lands, for a period of 60 years commencing on the date hereof, said easement being ten (10) feet wide, extending five (5) feet on either side of the center line.

      4.    Grant  in  favor of Hawaiian Electric  Company,
Inc., dated July 15, 1970, recorded in said Bureau, in Book
7108, Page 319; granting a perpetual right and easement to build, construct, reconstruct, rebuild, repair, maintain and operate a transformer pad, etc., for the transmission and distribution of electricity, etc., over, under, upon, across and through those certain premises as shown on the map attached thereto.

      5. Grant if favor of the City and County of Honolulu, dated January 25, 1971, recorded in said Bureau, in Book 7428, Page 417; granting the right, in the nature of an easement, to construct, install, maintain, operate and repair a roadway.

      6. Easement "3" for temporary access purposes, containing an area of 181,018 square feet, as granted to Amfac Nurseries, Inc., a Hawaii corporation, doing business as "Amfac Nurseries-Hawaii", in unrecorded Lease dated as of January 1, 1978, of which a Short Form is recorded in said Bureau, in Book 12817, Page 576, said easement being more particularly described therein.

      7.    Grant  in  favor  of the  City  and  County  of
Honolulu, dated June 17, 1980, recorded in said Bureau,  in
Book  15220,  Page 264; granting easement  for  the  proper
operation, maintenance, repair, replacement and removal  of
sanitary  sewer  pipelines,  replacement  and  removal   of
sanitary   sewer  pipelines,  facilities  and   appurtenant
equipment under and across a portion of said parcel, said easement being more particularly described as follows:

      All of that certain parcel of land (portion of the land described in and covered by Royal Patent Grant Number
712 to Kaholo) situate, lying and being at Ahualii, Waikele, District of Ewa, City and County of Honolulu,
State of Hawaii, being Easement "L", ten feet wide for sanitary sewer purposes, and thus bounded and described:

      Beginning at the Southeast corner of this easement, the coordinates of which referred to Government Survey
Triangulation Station "Ewa Church" being 1106.63 feet South and 10039.40 feet West and running by azimuths measured clockwise from true south:

1.     56          52'          19.92   feet   along  remainder
                                        of   Grant  712  to
                                        Kaholo;

2.     146         52'          10.00   feet   along  remainder
                                        of   Grant  712  to
                                        Kaholo;

3.     236         52'          19.16   feet   along remainder
                                        of Grant 712 to
                                        Kaholo;

4.    322       30'       30"   10.03   feet along Lot  80  of
                                        Waipahu   Estates Unit
                                        4-A   (File  Plan 1577)
                                        to the point of
                                        beginning and
                                        containing an area of
                                        195  square  feet,more
                                        or less.

      8.    Grant  in  favor  of the  City  and  County  of
Honolulu,  dated July 9, 1981, recorded in said Bureau,  in
Book  15708, Page 64; granting the right, in the nature  of
an  easement, to be exercised and enjoyed by the  Board  of
Water  Supply,  to  construct, install, maintain,  operate,
replace  and  remove  an  underground  water  pipeline   or
pipelines together with such meters, control cable and other appurtenances, through a portion of Easement "G" for water pipeline purposes.

       9.    Easement  "M"  (10  feet  wide)  for  drainage
purposes, as shown on survey map prepared by Ronald Casuga,
Licensed   Professional  Land  Surveyor,   with   Community
Planning, Inc., dated -, revised December 1,1995.

     10. Floodway zone, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land Surveyor, with
Community  Planning, Inc., dated ---, revised  December  1,
1995.

      11. A 60' roadway setback, as shown on survey map prepared by Ronald Casuga, Licensed Professional Land
Surveyor, with Community Planning, Inc., dated ---, revised
December 1, 1995.

      12. A 60' wide roadway setback line, as shown on survey map prepared by Ronald Casuga, Licensed Professional
Land Surveyor, with Community Planning, Inc., dated ---, revised December 1, 1995.

      13. The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in the Unilateral Agreement and Declaration for Conditional Zoning dated November 6, 1996, recorded in said
Bureau, as Document No. 96-159180.

      14.   The terms and provisions, including the failure
to  comply with any covenants, conditions and reservations,
contained   in   the  Amended  Unilateral   Agreement   and
Declaration for Conditional Zoning dated November 12, 1996, recorded in said Bureau, as Document No. 96-160631.




                   CONSULTANT AGREEMENT

                          Between

             AMFAC PROPERTY DEVELOPMENT CORP.

                            and

           BREWER ENVIRONMENTAL INDUSTRIES, INC.

                            for

                         PHASE III
         OVER-EXCAVATION AND VERIFICATION SAMPLING
           OAHU SUGAR MILL SITE, WAIPAHU, HAWAII






                        EXHIBIT "B"

                   CONSULTANT AGREEMENT


      THIS AGREEMENT, made this 16th day of December,  1996
and effective as of the 16th day of December, 1996, by and between BREWER ENVIRONMENTAL INDUSTRIES, INC., a Hawaii corporation, whose address is 401 Waiakamilo Road, Suite
101,  Honolulu, Hawaii  96817 (hereinafter referred  to  as
"Consultant") and AMFAC PROPERTY DEVELOPMENT CORP, a Hawaii corporation, whose address is 700 Bishop Street, 21st
Floor, Honolulu, Hawaii 96813 (hereinafter referred  to  as
"Amfac").


                   W I T N E S S E T H:


      WHEREAS,  Amfac  desires to retain Consultant  as  an
independent  contractor to provide  certain  services  with
respect to the matters outlined herein; and
      WHEREAS,  Consultant desires to provide said  certain
services with respect to the matters outlined herein;
       NOW,  THEREFORE,  in  consideration  of  the  mutual
covenants and promises herein contained, the parties hereto
agree as follows:
      Section 1.0 Appointment and Engagement as Independent
Contractor.   Amfac  agrees  to  engage  Consultant  as  an
independent  contractor to provide services  in  connection
with   the   matters  described  in  Section  2.0   herein.
Consultant  agrees to properly perform its  obligations  as
provided   herein  all  in  accordance  with   the   terms,
provisions, covenants and conditions set forth herein.
      Section 2.0  Scope of Work.  Consultant shall perform
a  Phase  III, overexcavation and verification sampling  of
Oahu Sugar Mill's former Cane Haul Service Station Site  in
Waipahu,  Hawaii  (the  "Project").   The  services  to  be
provided by Consultant are more fully described as Option 1
only  in Consultant's proposal dated November 21, 1996 (BEI
Project  No.  4743),  attached hereto as  Exhibit  "A"  and
incorporated herein by reference (the "Work").
      Section  3.0  Timing.  Consultant shall complete  the
services  to be provided by Consultant under this Agreement
as  expeditiously as possible, but no later than April  30,
1997.
      Section  4.0   Compensation,  Payment  and  Expenses.
Amfac agrees to pay Consultant a total lump sum fee in  the
amount  of Sixteen Thousand Ninety-Eight and No/100 Dollars
($16,098.00), plus 4.166% Hawaii general excise  tax,  upon
completion  of  the Work.  A cost breakdown is  more  fully
described as Option 1 costs in Exhibit "A" attached  hereto
and incorporated herein by reference.  Consultant shall  be
responsible   for   all  expenses  actually   incurred   in
performing the Work.
     Section 5.0 Extra Work. Work which is not covered by the services described in Exhibit "A" shall be considered extra work. Consultant shall perform such extra work as may be authorized in writing by Amfac's representative prior to such work being performed, and in the absence of such prior written authorization, Consultant shall not be entitled to payment for such extra work. All bills for extra work performed shall be submitted to Amfac not later than the first day of the month following the month in which the extra work was performed. If extra work is authorized, such work shall be considered as part of this Agreement and subject to each and all of the terms an d requirements hereof.
     Section 6.0    Insurance and Indemnity.
           A. Consultant shall carry and maintain at its own cost, with companies having a minimum rating of "A X" in the then current edition of "Best Key Insurance Rating
Guide", all necessary liability insurance (which shall include as a minimum the requirements as set forth below) during the term of this Agreement, for damage caused or contributed to by Consultant, and insuring Consultant against claims which may arise out of or result from Consultant's performance or failure to perform the Work.
                1.    Worker's  Compensation  to  the  full
extent  as  required  by  applicable  law;  and  Employer's
Liability Insurance $500,000 each accident.
                2.   Commercial General Liability Coverage,
including  Contractual  Liability  and  Personal  Liability
Coverages,  and  naming Amfac Property  Development  Corp.,
Oahu Sugar Company, Limited, Northbrook Corporation, their partners, their parent corporations, their subsidiaries, their affiliates and their respective officers, employees and agents and other designated by Amfac and Amfac's mortgagees as Additional Insureds, in not less than the following amounts:
            Bodily  Injury  and  Property  Damage Liability
                    $1,000,000 each occurrence
                    $1,000,000 aggregate
                 3.    Comprehensive  Automobile  Liability
Insurance covering all owned and non-owned and hired vehicles including the loading and unloading thereof with limits of:
           Bodily  Injury  and  Property  Damage  Liability
                    $1,000,000 each accident

                All  such liability insurance shall include
the condition that it is primary coverage and that any such
insurance  maintained  by Amfac and  any  other  Additional
Insured is excess and non-contributory.
           B.   From and after the date hereof for a period
of   at  least  three  (3)  years  following  the  date  of
substantial completion of the Project, Consultant shall maintain an errors and omissions insurance policy (the
"Policy" insuring Consultant with limits of insurance of at least One Million and 00/100 Dollars ($1,000,000) per claim and in the aggregate with respect to claims made against Consultant for negligent acts, errors or omissions of or attributable to Consultant in the performance of services in connection with the Project, including prior acts, which amount shall not, however, be construed as a limitation of the liability of Consultant with respect to the Work. The
Insurance herein provided may allow for a reasonable deductible amount of to a maximum deductible of Fifty
Thousand and 00/100 Dollars ($50,000.00).
           C. Consultant waives all rights of action and subrogation against Amfac to the extent of any insurance recoveries that may be obtained by Consultant for damages to Consultant's property caused by fire or other peril covered by insurance, except such rights as Consultant may have to proceeds of insurance held by any other person as trustee or otherwise on behalf of Consultants.

          D.   Consultant hereby agrees to protect, defend,
indemnify  and  hold  harmless Amfac  Property  Development
Corp., Oahu Sugar Company, Limited, Northbrook Corporation,
their    partners,   their   parent   corporations,   their
affiliates,   their  subsidiaries  and   their   respective
officers,  employees,  agents  and  assigns  (collectively,
sometimes  called  "Indemnitees")  from  and  against   all
losses,  claims, liabilities and expenses,  including,  but
not limited to, reasonable attorneys' fees, court costs and
expenses  of  collection  which  result  from  Consultant's
negligent performance of professional services or breach of
this  Agreement.  This indemnification shall  include,  but
not  be  limited  to,  loss  or  destruction  of  property,
including  loss  of use thereof, and/or because  of  bodily
injury,  personal  injury, sickness or  disease,  or  death
sustained  by  any person.  Such obligations of  Consultant
hereunder shall not be limited by the availability, limits,
or  coverage  of insurance carried or required  herein,  or
required by law to be carried.
          E.   In the event that Consultant fails to effect
or  maintain the required insurance, Amfac may, but is  not
obligated to, procure the same or pay the premium therefor,
in  which  case the cost shall be charged to Consultant  or
deducted from payments due to Consultant.
           F.    Certificates  of insurance  acceptable  to
Amfac  shall  be filed with Amfac prior to commencement  of
the  Work.  The certificate shall set forth evidence of all
coverages required hereunder.  Consultant shall furnish  to
Amfac  copies  of  any endorsements that  are  subsequently
issued amending any coverage required hereunder.
           G.    Each policy shall provide that it will not
be  canceled or materially altered except after thirty (30)
days' advance written notice to Amfac mailed to the address
noted herein, and the certificate(s) of insurance shall  so
state.
     Section 7.0  Amfac's Responsibilities.
           A.    Amfac  shall  designate at  representative
authorized   to   act  in  its  behalf.   Amfac's   present
representative  is  John  Higham.   Amfac   shall   examine
documents  submitted  by Consultant  and  render  decisions
pertaining thereto promptly to avoid unreasonable delay  in
the progress of the Work.
           B.   Amfac shall furnish information required of
it as necessary for the orderly progress of the Work.
          C.   Amfac shall provide access to enter upon all
lands  owned or controlled by Amfac as reasonably  required
for   Consultant  to  perform  its  services   under   this
Agreement.
       Section   8.0   Accounting  Records.    Records   of
Consultant's  services and expenses, if any, pertaining  to
this Agreement shall be maintained using generally accepted
accounting  principles and shall be available to  Amfac  or
its  authorized representative for inspection  at  mutually
convenient times.
     Section 9.0  Termination of Agreement.  This Agreement
may  be  terminated at any time, for any reason, by  either
party  to its expiration, by giving thirty (30) days  prior
written  notice to the other party delivered in  person  or
mailed to the last known address of the other party.   Upon
such termination, Consultant shall be entitled to only such
fee as shall have been earned by performance of the Work as
of the date of termination.
     Section 10.0  Relationship of Parties.  The parties to
this   Agreement   intend  and  hereby   agree   that   the
relationship  of Amfac and Consultant created herein  shall
be   that   of   principal   and  independent   contractor.
Consultant  shall have control and discretion with  respect
to  the performance of its obligations hereunder and  shall
have  authority and control over the manner and details  of
all  work  which is to be performed (Amfac being interested
in  the  proper  and  necessary results  to  be  obtained).
Consultant  shall  be  solely  responsible  for  the   use,
discipline  and supervision of Consultant's  employees,  if
any,  and  for  providing all tools,  texts,  equipment  or
supplies  generally  used by Consultant  in  its  business.
Consultant  shall  be responsible for  complying  with  and
shall  comply with all applicable federal, state and  local
laws  regarding the Work and the operation of  Consultant's
business  or  employment of employees,  including  but  not
limited  to  federal,  state and local  taxes  and  general
excise tax.  Nothing contained herein shall be construed to
create  any employment, partnership, joint venture  or  co-
ownership relationship between the parties hereto.  Neither
Amfac   nor  Consultant  shall  be  responsible   for   any
liabilities or obligations incurred or created by the other
party  except as specifically agreed to.  Consultant  shall
have no authority to execute any document in the name or on
behalf of Amfac, enter into any oral or written commitments
involving Amfac, or otherwise obligate Amfac in any  manner
whatsoever.
      Section 11.0  Non-Waiver.  It is expressly understood
and  agreed that the failure of Amfac to insist in any  one
or  more  instances upon strict performance of any  of  the
terms and conditions of this Agreement, or to exercise  any
right  herein conferred, shall not be deemed  a  waiver  or
relinquishment  of any of Amfac's right to assert  or  rely
upon  such  terms,  conditions,  or  rights  in  any  other
instance.
      Section  12.0  Confidentiality.  At all times  during
the  term of this Agreement and thereafter, Consultant will
hold  in  strictest  confidence, and not  disclose  to  any
person,  firm  or corporation, any information,  manner  of
doing  business, techniques, process, trade secret, or  any
other  information or confidential matter relating  to  the
products,  operations, activities and businesses of  Amfac,
or   its  divisions,  subsidiaries  and  affiliates   which
Consultant  presently has knowledge  of,  may  learn  while
performing  hereunder or which is developed  hereunder  for
Amfac, its divisions, affiliates and subsidiaries.
      Section  13.0   Successors and  Assigns.   Amfac  and
Consultant  each binds itself, its successors, assigns  and
legal  representatives to the other party to this Agreement
and   to  the  partners,  successors,  assigns  and   legal
representatives  of  such other party  in  respect  of  all
covenants  of this Agreement.  Consultant shall not  assign
or  otherwise transfer its interest in or obligations under
this  Agreement without the prior written consent of Amfac.
Amfac may assign its interest in this Agreement.
      Section 14.0  Legal Construction of Agreement.   This
Agreement shall at all time be construed under the laws  of
the  State of Hawaii.     Section 15.0  Severability.   The
invalidity or enforceability of any provision hereof  shall
in  no  way  affect the validity or enforceability  of  any
other provision.
      Section  16.0  Extent of Agreement.  This  Agreement,
including  the  exhibits  attached hereto,  represents  the
entire   and   integrated  agreement  between   Amfac   and
Consultant   and   supersedes   all   prior   negotiations,
representations or agreement either written or oral.   This
Agreement may be amended only by written instruments signed by both Amfac and Consultant.
     Section 17.0 Attorneys' Fees and Costs. In the event suit is brought at law or in equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to all costs and expenses of litigation, including reasonable attorneys' fees.
      IN WITNESS WHEREOF, the parties have hereunto set their hands on the day and year first above written.

AMFAC  PROPERTY  DEVELOPMENT CORP.    BREWER  ENVIRONMENTAL INDUSTRIES, INC.


By_________________________           By_____________________________
 Its Vice President                    Its Vice President
               "Amfac"                               "Consultant"

BREWER ENVIRONMENTAL INDUSTRIES, INC.
ENVIRONMENTAL SERVICES DIVISION


Mr. John Higham                              November 21, 1996
Amfac/JMB Hawaii, Inc.                       BES Project No. 4743
700 Bishop Street, 21st Floor
Honolulu, Hawaii  96801

Dear Mr. Higham:

      Brewer Environmental Services is pleased to present this proposal to Amfac/JMB Hawaii, Inc. to conduct over-excavation and verification sampling at the former Cane Haul Fueling Station location at the Oahu Sugar Company (OSCO) sugar mill in Waipahu.

                          1.0 BACKGROUND

      During the OSCO Mill Phase II sampling activities, BES collected four soil samples from the perimeter of the former Cane Haul Fuel Station at the locations shown in Figure 1 and analyzed them for total petroleum hydrocarbons as diesel; benzene, toluene, ethylbenzene, and xylene (BTEX); and the four DOH-regulated polynuclear aromatic hydrocarbons (PAH). One sample contained a concentration of benzo(a)pyrene, a PAH, at 103 ppm. Based on this result, BES recommends overexcavation of the contaminated soil and soil sample collection to verify that the extent of the contamination has been removed. The contaminated soil can either be stored and remediated on site in a soil management unit (SMU) or transported and recycled at a thermal treatment center on Oahu.

       BES'   proposed   scope  of  services  for   the   remedial
investigation are outlined below.

                       2.0 SCOPE OF SERVICES

     BES will conduct over-excavation and sample activities at the OSCO Waipahu Sugar Mill's former Cane Haul Service Station. Specifically BES will:

* Excavate soil in the area of the Cane Haul Service Station using a Backhoe and trained operator.

* Monitor over-excavation soils with a PID and place contaminated soils in a visqueen lined temporary or long-term SMU for storage or onsite remediation, respectively.

* Collect six soil samples from the excavation pit for verification that all contaminated soils have been removed, using a California State Department of Health Services-certified laboratory for the following - analytes:

     * Total Petroleum Hydrocarbons, as Diesel (TPH-D), EPA Method
     8015M
     *  Benzene,  Toluene, Ethylbenzene, and Xylenes  (BTEX),  EPA
     Method 8020
     *  Four  regulated Polynuclear Aromatic Hydrocarbons  (PAHs),
     EPA Method 8100

* Document all field activities, soil lithology, sample collection methodologies and laboratory analytical results.

* Evaluate soil sample analytical results and determine if all contaminated soil has been excavated or if additional over-excavation and/or sample collection is necessary

*  Prepare  a  final report documenting the field  activities  and
methodologies   and   summarizing  the  analytical   results   and
conclusions

ADDITIONAL WORK

* Provide an additional backhoe to transport excavated soil to Parcel B for stockpiling

OPTION 1

* Construct the SMU with bermed soil and lined with two layers of 10 mil plastic on Parcel B property

* Approximately one month after excavation activities collect, four soil samples from the SMU soil in order to determine if soil is remediated to DOH Clean up Criteria

* Backfill excavation with remediated soil and compact to grade in six to nine inch lifts

OPTION 2

* Construct temporary SMU lined with two layer of 10 mil plastic on Parcel B property

* Collect one composite soil sample from stockpile to characterize the contamination for disposal at the thermal treatment facility

* Analyze one composite soil sample for the following analytes:
     TPH-D by EPA Method 8015M
     BTEX by EPA Method 8020
     PAHs by EPA Method 8100
     Total Cadmium, Chromium, and Lead by EPA Method 6010
     TCLP Cadmium, Chromium, and Lead by EPA Method 6010
     Flammability

* Approximately two weeks after excavation activities, transport and recycle soil to a local thermal treatment facility

* Backfill excavation with imported material and compact to grade in six to nine inch lifts

                             3.0 COSTS

      BES is prepared to conduct this Over-Excavation and Sampling Activities on a time and materials basis plus Hawaii General Excise Tax of 4.166 percent. The cost breakdown for this fee is a follows:

     Mobilization
       Health & safety and work plans             $   750.00

     Over-Excavation and Sample Collection        $ 3,412.00
       Backhoe and mobilization costs             $   920.00
       Backhoe operator                           $ 1,012.00
       BES geologist, equipment and
       Onsite monitoring                          $ 1,480.00

     Laboratory Analysis                          $ 1,100.00
     Data evaluation and reporting                $ 2,050.00

ADDITIONAL COSTS

     Moving soil from Parcel A to Parcel B for
     soil management unit                         $ 2,697.00
       Backhoe and mobilization costs             $   920.00
       Backhoe operator                           $ 1,012.00
       Truck to move soil                         $   465.00
       Plastic                                    $   300.00

OPTION 1

     Remediate soil onsite and backfill           $ 6,089.00
       Remobilization of backhoe                  $   920.00
       Backhoe operator                           $ 1,012.00
       One additional laborer                     $ 1,012.00
       BES geologist onsite to
         monitor activities                       $ 1,120.00
       Compaction tests                           $   460.00
       Laboratory analysis of soil
         stockpile                                $ 1,100.00
       Truck to move soil                         $   465.00

OPTION 2

     Recycle soil and backfill with
     imported material                            $13,459.00
       Remobilization of backhoe                  $   920.00
       Backhoe operator                           $ 1,012.00
       One additional laborer                     $ 1,012.00
       Compaction tests                           $   460.00
       Imported material                          $   830.00
       BES geologist onsite to
         monitor activities                       $ 1,120.00
       Characterization analysis of
         soil stockpile                           $   405.00
       Disposal fees at treatment
         facility                                 $ 5,920.00
       Trucking fee to treatment
         facility                                 $ 1,320.00
       Compaction tests                           $   460.00

TOTAL WITH OPTION 1                               $16,098.00
TOTAL WITH OPTION 2                               $23,468.00

                  4.0 ASSUMPTIONS AND LIMITATIONS

      The above scope of work and cost estimate is based on the following assumptions and limitations:

* All work will be performed on a time and materials basis. Any costs above the estimate quoted above will not be incurred without authorization from Amfac/JMB. Any budgeted costs not incurred will not be billed.

* The backhoe, operator and Laboratory are available for the scheduled period.

*      Excavation  will  require  removing  soil  from   an   area
approximately 15 feet x 10 feet to a depth of 10 feet

*    An area for construction of the SMU is available on Parcel B

*    A separate Phase II Investigation report will be written

* There will be two mobilizations, one for excavation and the other for backfilling (for both options)

* All laboratory analyses will be performed on a normal ten day turn around time

* Approximately 60 cubic yards or 88 tons will be excavated from Parcel A Cane Haul Service Station

* All laboratory analyses for disposal characterization is within thermal treatment facility established action levels

      BES warrants that its services are provided with the usual competence and thoroughness of the consulting profession, in accordance with the standard operating procedures of this time. BES provides no other guarantee or warranty. If this proposal is acceptable, please notify us at your convenience. BES understands that Amfac will prepare a project-specific contract for this work.

      We greatly appreciate this opportunity to assist Amfac/JMB with their development of the former OSCO Waipahu Sugar Mill and well look forward to a successful completion of the project. If you have any questions regarding this proposal, please call me at 832-7934.

Sincerely,

Sherrie K. Sasaki
Geologist II



CITI BANK
Member FDIC

                    MORTGAGE LOAN CLOSING STATEMENT

NAME(S) OF BORROWER(S):  AMFAC PROPERTY DEVELOPMENT CORP.
Mailing Address(es):     700 Bishop Street
Address of Property:     Paiwa Street, Waipahu Hawaii   TMK No. (1) 9-4-2-4 por.
                                                         Identified as Lot D-1
Appraisal/Recertification Fee to:  John Child & CO.              $17,150.00
Credit Report Fee to
Title Search/Insurance to     Title Guaranty of Hawaii            12,500.00
Mortgage Insurance to
Prepaid Interest
Prepaid Escrow Impounds
Condominium Processing Fee
Finance Fee   0.75% of $10,000,000.00                             75,000.00
Attorney's Fee to    Michael H. Sakai, Esquire                     1,500.00
Mortgage
Trust Review and Opinion
UCC Financing Statement & Security Agreement
Notary Fee(s) to
Mortgage
Deed or Lease
Recording Fee to     Bureau of Conveyances
Mortgage                                                             20.00
Special Mortgage Recording Fee                                   10,000.00
Assignment of Mortgage
Deed or Lease
(Partial) Release of Mortgage
Assignment of Lease
Consent to Assignment
UCC Financing Statement                                              20.00
Flood Zone Verification to    Land Loan


TOTAL MORTGAGE CLOSING REQUIREMENTS                            $116,190.00
                                                                ===========
SUMMARIZATION                      YOUR MONTHLY INSTALLMENT
SOURCE OF FUNDS                         PAYMENT
Advance Deposit(s)$     33,000.00          Principal and Interest
Loan Funds          10,000,000.00          Impounds
Final Deposit           83,190.00
Sub-total         $ 10,116,190.00        TOTAL             Interest Only
                 ---------------
                    MORTGAGE LOAN CLOSING STATEMENT - Continued

LESS:  APPLICATION OF FUNDS
Mortgage Closing
 Requirements       $   116,190.00      Prepared by A. Tanouye/C. Yamato
Escrow Closing
 Requirements                           Date:  December 18, 1996
Construction
 Contract Sum
Sub-total           $  (116,190.00)
                    --------------
BALANCE Refundable  $10,000,000.00
                   ===============

     The Borrower acknowledges that figures presented herein above were derived in good faith at the time of preparation. Furthermore, City Bank is hereby unconditionally authorized to disburse the proceeds of loan evidence by my/our note and/or mortgage dated December 18, 1996 in the amounts and to the parties specified above.

AMFAC PROPERTY DEVELOPMENT CORP.

By:____________________________
  Its Senior Vice President

                       CITY BANK
                    LOAN AUTHORIZATION

Date of Mortgage:  12/18/96
Date:     December 20, 1996     Class:  Industrial Mortgage   Branch:
Borrower(s):        Amfac Property Development Corp.
Address:            Paiwa Street, Waipahu, Hawaii      Phone:
Mailing Address:    Amfac Tower, 21st Floor 700 Bishop Street, Honolulu

REQUESTED:               ENDORSER/GUARANTOR:      LINE OF CREDIT:
Loan Amount:$10 Million     None             Line Amount:
Maturity:  12/1/97                           Total Usage:
Finance Fee: .75% ($75,000)                  Expiration:
Annual Percentage Rate   *%
*  .5% above City Bank's base rate, floating

PURPOSE OF LOAN: The Land Loan proceeds will be sued for: 1) $6,000,000 for investments in other projects and developments on Maui and Kauai, and
2) $4,000,000 for the development of 23 lots in "Phase 1A" of the Property;
and

SOURCE OF REPAYMENT:  From Borrower Funds.

TERMS OF REPAYMENT:   Interest only monthly on amounts of principal
disbursed. A $4,000,000 principal reduction will be due upon the release of lot 1-A.

SECURITY DESCRIPTION: ALTA insured first mortgage lien on approximately 34.5 acres of fee simple land currently zoned I-1 located on Paiwa Street in Waipahu, Hawaii. TMK: (1) 9-4-2-4 port. identified as lot D-1. Appraisal by John Child and Company dated December 1, 1996 valued property at $16,700,000.

AUTHORITY TO DISBURSE              INSTRUCTIONS TO NOTE DEPARTMENT
a) Deposited to A/C                Payments begin January 1, 1997
                                   Loan No. 77-24-7383051523
                                   Charge A/C
                                   Name of A/C: Amfac Property
b) Cashier's Check No.                  Development Corp.
c) Refinance CO.                        No. of Times Renewed and/or
                                   extended as applicable   0
d) Other                           Note No.  000052
          Total


                       CITY BANK
                    LOAN AUTHORIZATION - Continued

SIGNATURE OF BORROWER(S):     AMFAC PROPERTY DEVELOPMENT CORP.

                              By:___________________________
                                 Its Senior Vice President

                    DOCUMENTS REQUIRED

(*Indicate documents required by checking the applicable line under "required")

COMMERCIAL         Req. On Hand:        COLLATERAL          Req. On Hand:
  Note               X       X          Coll. Agreement
  Borr. Res.         X       X          Passbook/Cert.
  Sec. Agreement     X       X          Coll. Receipt
  Financing Stmt.    X       X          Hypothecation Agmt.
  Cont. Guar.                           Stock Certificate
  Liability Ins.     X       X          Stock Powers
  Loan Agreement     X       X          Regul. "U" Stmt.
  Lgl Own-shp Cer.   X       X          Insurance Policy
  Not. of Mort.                         Insurance Quest.
  Pledge or Purch.   X       X          Assign. of Life
  Hazardous Waste                         Insurance
   Agmt.             X       X          Other
  Mortgage           X       X

Federal ID#
Census Tract:            Industry Code: 0801

It is hereby certified that all required documents are correct and in file.

-----------------------  Loan-to-Value Ratio:  (As Applicable)    60%
    Signature

AUTHORIZATION BY:  Senior Loan Committee  10/29/96 Date Booked:  12/20/96

RECOMMENDED BY:   Ann Tanouye/Melvin Tanaka        Date: 10/22/96